                                                                   EXHIBIT 99(b)

THE BFM INSTITUTIONAL TRUST INC.
--------------------------------------------------------------------------------
ANNUAL REPORT
JUNE 30, 1995

THE BFM INSTITUTIONAL TRUST INC.
THE SHORT DURATION PORTFOLIO

PORTFOLIO OF INVESTMENTS
JUNE 30, 1995
--------------------------------------------------------------------------------------------------------------
   PRINCIPAL
    AMOUNT                                                                                          VALUE
     (000)                                      DESCRIPTION                                        (NOTE 1)
--------------------------------------------------------------------------------------------------------------
                  LONG-TERM INVESTMENTS - 98.5%
                  MORTGAGE PASS-THROUGHS -  51.1%
                  Federal Home Loan Mortgage Corporation,
 $    916           6.11%, 05/01/24, 1 year CMT (ARM).........................................   $   925,247
      980           7.00%, 08/01/99 - 04/01/00................................................       989,801
      726           7.25%, 10/01/03 - 06/01/08................................................       728,249
      358           7.38%, 03/01/06, Multi-family.............................................       358,738
    1,625           8.00%, 11/01/03 - 10/01/17................................................     1,672,998
      244           8.25%, 06/01/03 - 02/01/08................................................       250,975
      380           8.75%, 01/04/13...........................................................       400,052
      147           8.80%, 07/03/95, 3 year CMT (ARM).........................................       148,810
    1,335           9.25%, 12/01/08...........................................................     1,420,386
                  Federal National Mortgage Association,

      987           5.81%, 01/01/25, 6 month LIBOR (ARM)......................................       989,465
      996           6.10%, 02/01/25, 6 month CD (ARM).........................................     1,017,501
    1,086           6.25%, 01/01/21, 1 year CMT (ARM).........................................     1,080,020
    2,212           6.00%, 11/01/02...........................................................     2,174,673
    1,065           6.58%, 07/03/95, 1 year CMT (ARM).........................................     1,070,492
      967           6.61%, 12/01/24, 1 year CMT (ARM).........................................       987,375
      900           7.61%, Trust 1995-W2, Class A1, 05/25/22..................................       910,125
      232           7.85%, 05/01/18, 3 year CMT (ARM).........................................       234,614

                  Government National Mortgage Association,

      735           6.50%, 05/20/25, 1 Year CMT (ARM).........................................       743,498
    3,211           6.75%, 06/20/22, 1 year CMT (ARM).........................................     3,277,512
    3,288           7.50%, 03/20/25, 1 year CMT (ARM).........................................     3,369,212
                                                                                                 -----------
                                                                                                  22,749,743
                                                                                                 -----------
                  MULTIPLE CLASS MORTGAGE PASS-THROUGHS -23.0%
      357         Collateralized Mortgage Securities Corporation,
                      Collateralized Mortgage Obligation, Series 1, Class 2, 05/01/13.........       362,487

                  Federal National Mortgage Association,
    1,663            Trust 1989-18, Class 18-B, 01/25/04......................................     1,716,595
    1,061            Trust 1990-60, Class 60-J, 06/25/17......................................     1,067,932
    1,500            Trust 1993-175, Class 175-PK, 02/25/95...................................     1,481,481
      450         KP Mortgage Assets Trust,
                     Collateralized Mortgage Obligation, Series 14, Class 14B, 09/01/14.......       455,686
      682         Nomura Asset Securities Corporation,
                     Mortgage Pass-Through Certificates, Series 1994-3,.......................       681,055
                     Class A-1, 07/25/24
    1,350         Resolution Trust Corporation,
                     Series 1992-9, Class-A2B, 07/25/29.......................................     1,359,887


See Notes to Financial Statements.

THE BFM INSTITUTIONAL TRUST INC.
THE SHORT DURATION PORTFOLIO

PORTFOLIO OF INVESTMENTS
JUNE 30, 1995
--------------------------------------------------------------------------------------------------------------
   PRINCIPAL
    AMOUNT                                                                                          VALUE
     (000)                                      DESCRIPTION                                        (NOTE 1)
--------------------------------------------------------------------------------------------------------------
                  MULTIPLE CLASS MORTGAGE PASS-THROUGHS - (CONT.)
$     436         Salomon Brothers Mortgage Securities VII Incorporated,
                     Series 1993-5, Class A2, 10/25/23........................................   $   435,186
      757         Security Mortgage Acceptance Corporation,
                     Series B, Class 3, 11/01/06..............................................       770,425
                  Small Business Administration Guaranteed Loan,
      937            03/25/16,  (ARM).........................................................       954,239
      919            07/25/16,  (ARM).........................................................       935,470
                                                                                                 -----------
                                                                                                  10,220,443
                                                                                                 -----------
                  ASSET-BACKED SECURITIES - 6.6%
    1,500         Colonial Credit Card Trust,
                    Series 1992-A, Class A, 6.80%.............................................     1,507,500
      600         First Chicago Master Trust,
                    Series 1991-D, Class A, 8.40%.............................................       611,250
      800         National Credit Card Trust,
                    Series 1989-4, Class A, 9.45%.............................................       821,411
                                                                                                 -----------
                                                                                                   2,940,161
                                                                                                 -----------

                  U.S. GOVERNMENT SECURITIES - 17.8%
                  U.S. Treasury Notes,
    3,000           6.13%, 5/15/98............................................................     3,019,681
    3,500 (a)       6.25%, 5/31/00............................................................     3,537,170
      955           6.88%, 3/31/00............................................................       988,425
      365           7.75%, 12/31/99...........................................................       389,696
                                                                                                 -----------
                                                                                                   7,934,972
                                                                                                 -----------
                  Total  Investments -98.5%
                    (cost $43,661,417 ).......................................................    43,845,319

                  Other assets in excess of liabilities  - 1.5% (b)...........................       640,913
                                                                                                 -----------
                  NET ASSETS  - 100%..........................................................   $44,486,232
                                                                                                 ===========
--------------------------------------------------------------------------------------------------------------


(a) Partial principal amount pledged as collateral for reverse repurchase agreements.

(b) Partial principal amount of receivable for investments sold pledged as collateral for reverse repurchase agreements.

--------------------------------------------------------------------------------
                              KEY TO ABBREVIATIONS

       ARM:           Adjustable Rate Mortgage.
       CD:            Certificate of Deposit.
       CMT:           Constant Maturity Treasury.
       LIBOR:         London International Bank Offering Rate.
--------------------------------------------------------------------------------

See Notes to Financial Statements.

THE BFM INSTITUTIONAL TRUST INC.
THE CORE FIXED INCOME PORTFOLIO

PORTFOLIO OF INVESTMENTS
JUNE 30, 1995
-----------------------------------------------------------------------------------------------------------------------
               PRINCIPAL
RATING*         AMOUNT                                                                                       VALUE
(UNAUDITED)      (000)                              DESCRIPTION                                            (NOTE 1)
-----------------------------------------------------------------------------------------------------------------------
                             LONG-TERM INVESTMENTS - 96.7%
                             MORTGAGE PASS-THROUGHS - 39.5%
                             Federal Home Loan Mortgage Corporation,
               $1,500           7.50%, 01/01/99.....................................................     $ 1,504,680
                  616           7.55%, 09/01/23, 1 year CMT (ARM)...................................         628,556
                2,139           8.00%, 11/01/15 - 06/01/25..........................................       2,183,107
                             Federal Housing Administration,
                   99           East Point Chelsea, 10.23%, 05/01/33................................         105,191
                  220           Greystone, Series 1994-1, 8.93%, 06/01/20...........................         231,459
                             Federal National Mortgage Association,
                  100           6.50%  Series 1994-M1, Class B, Multi-family, 10/25/03..............          98,969
                  333           7.50%, 02/01/09.....................................................         342,246
                  251           8.00%, 09/01/09 - 06/01/17..........................................         260,488
                1,210           9.00%, 06/01/24 - 02/01/25..........................................       1,266,361
                             Government National Mortgage Association,
                  587           6.50%, 04/20/25, 1 year CMT (AMT)...................................         593,739
                  243           7.00%, 02/20/25, 1 year, CMT (ARM)..................................         247,625
                2,646           7.50%, 01/15/23 - 05/15/25..........................................       2,659,231
                  500           8.00%, 01/01/99.....................................................         511,875
                  646           8.50%, 01/15/10 - 04/15/17..........................................         674,491
                  144           9.00%, 11/15/17.....................................................         151,963
                  486           9.00%, Project Pool 275130, 10/15/24................................         504,025
                  621           9.50%, Project Pool 302733, 11/15/26................................         651,184
                   44           10.50%, 01/15/16....................................................          48,211
                   23           11.00%, 05/15/16 - 09/20/19.........................................          25,594
                   10           11.50%, 07/15/13....................................................          10,988
                   12           12.00%, 01/15/13 - 03/15/15.........................................          13,146
                    2           12.50%, 04/15/13....................................................           1,713
                                                                                                         -----------
                                                                                                          12,714,842
                                                                                                         -----------

                             MULTIPLE CLASS MORTGAGE PASS-THROUGHS - 3.0%
                             Federal National Mortgage Association, REMIC
                                Pass-Through Certificates,
                   19           Trust 1992-87, Class 87-C, 08/25/16.................................          18,907
                    4           Trust 1991-01, Class 1L, 01/25/21, (I)..............................         118,529
                   97        First Boston Company Mortgage Securities Trust, Collateralized
                                Mortgage Obligation, Series 2, Class A3, 08/20/17...................          99,242


See Notes to Financial Statements

THE BFM INSTITUTIONAL TRUST INC.
THE CORE FIXED INCOME PORTFOLIO

PORTFOLIO OF INVESTMENTS
JUNE 30, 1995
----------------------------------------------------------------------------------------------------------------------
               PRINCIPAL
  RATING*       AMOUNT                                                                                        VALUE
(UNAUDITED)      (000)                              DESCRIPTION                                             (NOTE 1)
----------------------------------------------------------------------------------------------------------------------
                             MULTIPLE CLASS MORTGAGE PASS-THROUGHS - (CONT.)
               $  104        Salomon Brothers Mortgage Secs VII Incorporated,
                                Series 1994-9, Class A6, 07/25/24...................................        $ 98,762
                  171        Salomon Brothers Mortgage Trust,
                                Series 1987-3, Class A , 10/23/17 (P)...............................         122,617
                  481        Smith Barney Mortgage Capital Trust IV,
                                Collateral Mortgage Obligation, Series 1,
                                Class 1Z, 09/01/18..................................................         511,812
                                                                                                            --------
                                                                                                             969,869
                                                                                                             -------

                             COMMERCIAL MORTGAGE-BACKED SECURITY - 0.4%
                  119        First Boston Mortgage Securities Corporation,
                                6.75%, Series 1993-M1, Class 1A, 09/25/06...........................         116,959
                                                                                                            --------

                             CORPORATE BONDS - 15.0%
                             FINANCE - 8.9%
A+                100        American Gen. Fin. Corporation,
                                8.50%, 8/15/98......................................................         105,753
                             Associates Corp. of North America,
A+                100           6.25%, 3/15/99......................................................          99,360
AA-                60           6.75%, 7/15/97......................................................          60,513
A+                350        Ford Motor Credit Company,
                                7.75%, 3/15/05......................................................         370,279
A-                100        ITT Financial Corporation,
                                8.85%, 7/15/05......................................................         116,670
A+                300        Liberty Mutual Capital Corporation,
                                8.50%, 5/15/25......................................................         304,673
A+                300        Morgan Stanley Group Incorporated, Debenture,
                                7.50%, 2/01/24......................................................         280,350
BBB               275        Nabisco Incorporated,
                                7.55%, 6/15/15......................................................         272,860
BBB+              150        Paine Webber Group, Incorporated,
                                8.88%, 3/15/05......................................................         163,399
A                 400        Prudential Insurance Company of America,
                                8.30%, 7/01/25......................................................         397,241
AA                350        Republic of Italy,
                                6.88%, 9/27/23......................................................         312,277
BBB               100        Shawmut Bank of Connecticut NA,
                                8.63%, 2/15/05......................................................         110,415


See Notes to Financial Statements

THE BFM INSTITUTIONAL TRUST INC.
THE CORE FIXED INCOME PORTFOLIO

PORTFOLIO OF INVESTMENTS
JUNE 30, 1995
---------------------------------------------------------------------------------------------------------------------------
               PRINCIPAL
  RATING*       AMOUNT                                                                                       VALUE
(UNAUDITED)      (000)                              DESCRIPTION                                            (NOTE 1)
---------------------------------------------------------------------------------------------------------------------------
                             FINANCE - (CONT.)
                             Smith Barney Holdings, Incorporated,
A-              $ 100           5.38%, 6/01/96......................................................      $   99,112
A-                 50           5.50%, 1/15/99......................................................          48,276
A-                100        Southtrust Bank Atlanta Georgia N A, Tranche SB 00001,
                                7.74%, 5/15/25......................................................         105,750
                                                                                                          ----------
                                                                                                           2,846,928
                                                                                                          ----------

                             INDUSTRIALS - 3.2%
A                 150        American Home Products Corporation,
                                7.90%, 2/15/05......................................................         161,092
A                 100        Caterpillar Financial Services,
                                8.72%, 7/21/97......................................................         104,690
A3                 50        CSX Corporation, Debenture,
                                8.63%, 5/15/22......................................................          56,608
AA-               105        Du Pont E I De Nemours and Company,
                                7.50%, 3/01/33......................................................         102,291
A                 100        Ford Capital Bv.,
                                9.13%, 4/08/96......................................................         102,038
                             General Motors Corporation,
BBB+              150           5.70%, 12/22/97.....................................................         147,075
BBB+              350           7.63%,   5/05/03....................................................         362,890
                                                                                                          ----------
                                                                                                           1,036,684
                                                                                                          ----------

                             UTILITY - 0.1%
BBB                50        Texas Utilities Electric Company, 1st Mortgage,
                                7.38%, 10/01/25.....................................................          47,503
                                                                                                          ----------

                             SOVEREIGN & PROVINCIAL - 2.8%
AA                100        African Development Bank,
                                9.50%, 12/15/95.....................................................         101,553
AA+               100        British Columbia Hydro and Power,
                                15.50%, Series FF, 11/15/11.........................................         117,962
A+                100        Hydro Quebec,
                                8.05%, 7/07/24......................................................         108,440
BBB+              200        Newfoundland and Labrador Province,
                                8.65%, 10/22/22.....................................................         220,863
A+                350        Quebec Province Canada,
                                7.50%, 7/15/23......................................................         340,185
                                                                                                          ----------
                                                                                                             889,003
                                                                                                          ----------


See Notes to Financial Statements

THE BFM INSTITUTIONAL TRUST INC.
THE CORE FIXED INCOME PORTFOLIO

PORTFOLIO OF INVESTMENTS
JUNE 30, 1995
---------------------------------------------------------------------------------------------------------------------------
                PRINCIPAL
  RATING*        AMOUNT                                                                                       VALUE
(UNAUDITED)       (000)                              DESCRIPTION                                            (NOTE 1)
---------------------------------------------------------------------------------------------------------------------------
                             ASSET-BACKED SECURITIES - 11.9%
               $   800       Community Program Loan Trust,
                                Series 1987-A, Class A4, 4.50%....................................        $  675,000
                   439       EQCC Home Equity Loan Trust,
                                Series 1994-1, Class B, 5.75%.....................................           418,855
                             Green Tree Financial Corporation,
                   400          Series 1993-1, Class A-3, 6.90%...................................           400,500
                   200          Series 1994-5, Class A4, 7.95%....................................           216,336
                   700          Series 1994-D, Class M2, 9.05%....................................           754,031
                   500       MBNA Master Credit Card Trust II,
                                Series 1995 C, Class A, 6.45%.....................................           491,016
                   300       Merrill Lynch Mortgage Investors Incorporated,
                                Series 1993-A3, Class D, 7.75%....................................           309,516
                   350       National Credit Card Trust,
                                Series 1989-4, Class A, 9.45%.....................................           359,367
                   200       Standard Credit Card Master Trust,
                                Series 1995-1, Class A, 8.25%.....................................           219,156
                                                                                                          ----------
                                                                                                           3,843,777
                                                                                                          ----------

                             STRIPPED MORTGAGE-BACKED SECURITY - 1.2%
                   505       Federal National Mortgage Association,
                                Trust 1989-16, Class 16-B , 03/25/19 (P/O)                                   382,421
                                                                                                          ----------

                             U.S. GOVERNMENT SECURITIES - 25.7%
                             U.S. Treasury Bonds,
                   380          7.13%, 2/15/23....................................................           400,364
                   530          7.50%, 11/15/24...................................................           587,306
                   305          7.63%, 2/15/25....................................................           344,458
                   435          8.75%, 8/15/20....................................................           540,148

                             U.S. Treasury Notes,
                    95          6.25%, 5/31/00....................................................            96,009
                   330          6.63%, 3/31/97....................................................           334,280
                   640          6.75%, 4/30/00....................................................           659,399
                   425          7.25%, 11/30/96...................................................           433,037
                   225          7.25%, 2/15/98....................................................           232,382
                 2,100          7.50%, 1/31/97....................................................         2,152,164
                   100          7.50%, 11/15/01...................................................           107,344
                 1,432          7.50%, 2/15/05....................................................         1,559,319


See Notes to Financial Statements

THE BFM INSTITUTIONAL TRUST INC.
THE CORE FIXED INCOME PORTFOLIO

PORTFOLIO OF INVESTMENTS
JUNE 30, 1995
-----------------------------------------------------------------------------------------------------------------------
               PRINCIPAL
  RATING*       AMOUNT                                                                                       VALUE
(UNAUDITED)      (000)                              DESCRIPTION                                            (NOTE 1)
-----------------------------------------------------------------------------------------------------------------------
                              U.S. GOVERNMENT SECURITIES - (CONT.)
                              U.S. Treasury Notes,
               $  270            7.75%, 1/31/00...................................................       $   288,479
                  495            7.88%, 11/15/04..................................................           551,306
                                                                                                         -----------
                                                                                                           8,285,995
                                                                                                         -----------

                              Total long-term Investments
                                 (cost $30,728,604)...............................................        31,133,981
                                                                                                         -----------

                              SHORT-TERM INVESTMENT - 13.8%
                              REPURCHASE AGREEMENT
                4,430         Lehman Brothers Inc., 6.15%, dated 6/29/95, due 7/03/95 in the amount of $4,432,270 (cost $4,430,000; collateralized by
                                 $4,125,000 U.S. Treasury Bond, 7.88%, 11/15/07, value of
                                 $4,561,670)......................................................         4,430,000
                              Total Investments  -110.5%
                                 (cost $35,158,604 )..............................................        35,563,981
                              Liabilities in excess of other assets - (10.5%).....................        (3,373,177)
                                                                                                         -----------
                              NET ASSETS - 100%...................................................       $32,190,804
                                                                                                         ===========
-----------------------------------------------------------------------------------------------------------------------

 * Using the higher of Standard & Poor's or Moody's rating.

--------------------------------------------------------------------------------
                              KEY TO ABBREVIATIONS

           AMT:       Alternative Minimum Tax.
           ARM:       Adjustable Rate Mortgage.
           CMT:       Constant Maturity Treasury.
           I:         Denotes a CMO with interest only characteristics.
           P/O:       Principal Only.
           P:         Denotes a CMO with principal only characteristics.
           REMIC:     Real Estate Mortgage Investment Conduit.
--------------------------------------------------------------------------------


See Notes to Financial Statements

THE BFM INSTITUTIONAL TRUST INC.
STATEMENTS OF ASSETS AND LIABILITIES
JUNE 30, 1995

-----------------------------------------------------------------------------------------------------
                                                                   THE SHORT          THE CORE FIXED
                                                               DURATION PORTFOLIO    INCOME PORTFOLIO
                                                               ------------------    ----------------
ASSETS
Investments, at value (cost $43,661,417 and
     $35,158,604, respectively) (Note 1)....................       $43,845,319          $35,563,981
Cash........................................................           637,685                2,695
Receivable for investments sold.............................        13,361,558                 --
Interest receivable.........................................           395,772              385,289
Deferred organization expenses and
   other assets (Note 1)....................................            47,610               28,161
                                                                   -----------          -----------
                                                                    58,287,944           35,980,126
                                                                   -----------          -----------

LIABILITIES

Reverse repurchase agreements (Note 4)......................        11,213,775                 --
Payable for investments purchased...........................         2,521,918            3,734,414
Custodian fee payable.......................................            12,481                5,431
Dividends payable...........................................             8,901               23,595
Other.......................................................            44,637               25,882
                                                                   -----------          -----------
                                                                    13,801,712            3,789,322
                                                                   -----------          -----------

NET ASSETS..................................................       $44,486,232          $32,190,804
                                                                   ===========          ===========

Net assets were comprised of:

     Common stock, at par (Note 5)..........................       $       452          $       327
     Paid-in capital in excess of par.......................        44,796,243           31,983,880
                                                                   -----------          -----------
                                                                    44,796,695           31,984,207
     Undistributed net investment income....................             1,901                 --
     Accumulated net realized loss..........................          (496,266)            (198,780)
     Net unrealized appreciation

         on investments.....................................           183,902              405,377
                                                                   -----------          -----------

     Net assets, June 30, 1995..............................       $44,486,232          $32,190,804
                                                                   ===========          ===========

Net asset value per share...................................       $      9.83          $      9.85
                                                                   ===========          ===========

Total shares outstanding at end of period...................         4,524,485            3,267,452

-----------------------------------------------------------------------------------------------------


See Notes to Financial Statements.

THE BFM INSTITUTIONAL TRUST INC.
STATEMENTS OF OPERATIONS
YEAR ENDED JUNE 30, 1995

-------------------------------------------------------------------------------------------------------------------
                                                                        THE SHORT                THE CORE FIXED
                                                                    DURATION PORTFOLIO          INCOME PORTFOLIO
                                                                    ------------------          ----------------
NET INVESTMENT INCOME

Income
    Interest (net of premium amortization of $47,371
       and $26,160 and interest expense of $51,298
       and $7,093, respectively)................................            $2,277,815                  $1,165,125
                                                                            ----------                  ----------

Expenses
    Investment advisory.........................................               102,707                      56,894
    Administration..............................................                69,234                      73,257
    Custodian...................................................                62,960                      57,896
    Transfer agent..............................................                30,616                      32,792
    Registration................................................                13,000                      16,500
    Amortization of deferred organization expenses..............                23,112                      11,512
    Audit.......................................................                25,300                      16,750
    Legal.......................................................                10,200                       4,500
    Printing....................................................                13,511                       5,339
    Directors...................................................                 2,574                       2,426
    Miscellaneous...............................................                 5,832                       5,738
                                                                            ----------                  ----------
       Total expenses...........................................               359,046                     283,604
                                                                            ----------                  ----------
       Expenses waived by the Adviser (Note 2)..................              (102,707)                    (56,894)
       Expenses reimbursed by the Adviser (Note 2)..............               (61,195)                   (137,364)
                                                                            ----------                  ----------
                                                                              (163,902)                   (194,258)
                                                                            ----------                  ----------
       Net expenses.............................................               195,144                      89,346
                                                                            ----------                  ----------
    Net investment income.......................................             2,082,671                   1,075,779
                                                                            ----------                  ----------

REALIZED AND UNREALIZED GAIN (LOSS)
ON INVESTMENTS (NOTE 3)
Net realized gain (loss) on:

    Investments.................................................               163,516                     244,290
    Options.....................................................                  --                       (10,078)
                                                                            ----------                  ----------
                                                                               163,516                     234,212
Net change in unrealized depreciation...........................               745,207                     840,392
                                                                            ----------                  ----------
Net gain on investments.........................................               908,723                   1,074,604
                                                                            ----------                  ----------
NET INCREASE IN NET ASSETS
RESULTING FROM OPERATIONS.......................................            $2,991,394                  $2,150,383
                                                                            ==========                  ==========

-------------------------------------------------------------------------------------------------------------------

                       See Notes to Financial Statements.

THE BFM INSTITUTIONAL TRUST INC.
STATEMENTS OF CASH FLOWS

------------------------------------------------------------------------------------------------------------------
                                                                              THE SHORT            THE CORE FIXED
                                                                         DURATION PORTFOLIO       INCOME PORTFOLIO
                                                                         ------------------       ----------------
                                                                                YEAR                    YEAR
                                                                                ENDED                   ENDED
                                                                            JUNE 30, 1995           JUNE 30, 1995
                                                                            -------------           -------------
INCREASE (DECREASE) IN CASH Cash flows used for operating activities:
    Interest received ................................................      $   2,242,198           $     911,230
    Expenses paid ....................................................           (175,126)                (79,160)
    Interest expense paid ............................................            (46,084)                 (6,819)
    Proceeds (purchase of) from disposition of short-term
       portfolio investments, net ....................................          4,249,000              (3,131,000)
    Purchase of long-term portfolio investments ......................       (244,114,502)           (112,221,637)
    Proceeds from disposition of long-term portfolio
       investments....................................................        217,008,819              96,522,130
                                                                            -------------           -------------
    Net cash flows  used for operating activities ....................        (20,835,695)            (18,005,256)
                                                                            -------------           -------------
Cash flows provided by financing activities:

    Increase in reverse repurchase agreements.........................         11,213,775                     --
    Dividends paid (excluding reinvestment of dividends
       of $1,972,138 and $995,146, respectively)......................           (149,314)                (76,380)
    Proceeds from Trust shares sold ..................................         35,832,684              18,993,483
    Cost of Trust shares redeemed ....................................        (25,500,008)             (1,362,388)
                                                                            -------------           -------------
    Net cash flows provided by financing activities ..................         21,397,137              17,554,715
                                                                            -------------           -------------
Net increase (decrease) in cash ......................................            561,442                (450,541)
Cash at beginning of year.............................................             76,243                 453,236
                                                                            -------------           -------------
Cash at end of year...................................................      $     637,685           $       2,695
                                                                            =============           =============

RECONCILIATION OF NET INCREASE (DECREASE)
IN NET ASSETS RESULTING FROM OPERATIONS
TO NET CASH FLOWS PROVIDED BY (USED FOR)
OPERATING ACTIVITIES

Net increase in net assets resulting from operations .................      $   2,991,394           $   2,150,383
                                                                            -------------           -------------
Increase in investments ..............................................        (12,225,986)            (21,912,647)
Net realized gain ....................................................           (163,516)               (234,212)
Increase in unrealized appreciation ..................................           (745,207)               (840,392)
(Increase) decrease in receivable for investments sold ...............         (9,996,073)              1,257,288
Increase in interest receivable ......................................           (122,314)               (234,144)
Decrease in deferred organization expenses and other assets ..........             22,686                  11,421
Decrease (increase) in payable for investments purchased .............           (599,521)              1,805,074
Increase (decrease) in accrued expenses and other liabilities.........              2,842                  (8,027)
                                                                            -------------           -------------
    Total adjustments ................................................        (23,827,089)            (20,155,639)
                                                                            -------------           -------------
Net cash flows used for operating activities .........................      $ (20,835,695)          $ (18,005,256)
                                                                            =============           =============

-------------------------------------------------------------------------------------------------------------------


See Notes to Financial Statements.

THE BFM INSTITUTIONAL TRUST INC.
STATEMENTS OF CHANGES IN NET ASSETS

-------------------------------------------------------------------------------------------------------------------
                                                                                THE SHORT DURATION PORTFOLIO
                                                                                ----------------------------
                                                                             YEAR                         YEAR
                                                                             ENDED                        ENDED
                                                                         JUNE 30, 1995                JUNE 30, 1994
                                                                         -------------                -------------
INCREASE (DECREASE)
IN NET ASSETS

Operations:

    Net investment income..........................................       $  2,082,671                 $ 1,725,504
    Net realized gain .............................................            163,516                     107,050
    Net change in unrealized appreciation (depreciation)...........            745,207                    (854,281)
                                                                          ------------                 -----------

    Net increase in net assets resulting
       from operations.............................................          2,991,394                     978,273
                                                                          ------------                 -----------

Dividends and distributions:

    Net investment income..........................................         (2,092,080)                 (1,771,675)
    Net realized gain..............................................            (27,706)                      --
                                                                          ------------                ------------
                                                                            (2,119,786)                 (1,771,675)
                                                                          ------------                ------------

Capital share transactions:

    Proceeds from shares subscribed................................         35,832,684                  36,449,281
    Cost of shares redeemed........................................        (25,455,008)                (57,608,135)
    Net asset value of shares issued in
      reinvestment of dividends....................................          1,972,138                   1,605,782
                                                                          ------------                ------------

    Increase (decrease) in net assets from capital
      share transactions...........................................         12,349,814                 (19,553,072)
                                                                          ------------                ------------

  Net increase (decrease)..........................................         13,221,422                 (20,346,474)

NET ASSETS

Beginning of year..................................................         31,264,810                  51,611,284
                                                                          ------------                ------------
End of year........................................................       $ 44,486,232                $ 31,264,810
                                                                          ============                ============

-------------------------------------------------------------------------------------------------------------------


See Notes to Financial Statements.

THE BFM INSTITUTIONAL TRUST INC.
STATEMENTS OF CHANGES IN NET ASSETS


--------------------------------------------------------------------------------------------------------------------
                                                                              THE CORE FIXED INCOME PORTFOLIO
                                                                              -------------------------------
                                                                              YEAR                        YEAR
                                                                              ENDED                       ENDED
                                                                          JUNE 30, 1995               JUNE 30, 1994
                                                                          -------------               -------------
INCREASE (DECREASE)
IN NET ASSETS

Operations:

    Net investment income.......................................           $ 1,075,779                 $   544,253

    Net realized gain (loss)....................................               234,212                    (221,036)

    Net change in unrealized appreciation

       (depreciation) on investments............................               840,392                    (567,698)
                                                                           -----------                 -----------

    Net increase (decrease) in net assets resulting

       from operations..........................................             2,150,383                    (244,481)
                                                                           -----------                 -----------

Dividends and distributions:

    Net investment income.......................................            (1,083,760)                   (542,010)
    Net realized gain...........................................                (9,414)                   (292,003)
                                                                           -----------                 -----------
                                                                            (1,093,174)                   (834,013)
                                                                           -----------                 -----------

Capital share transactions:

       Proceeds from shares subscribed..........................            18,993,483                   9,073,497
       Cost of shares redeemed..................................            (1,362,388)                 (4,087,689)
       Net asset value of shares issued in
         reinvestment of dividends and distributions............               995,146                     797,134
                                                                           -----------                 -----------

       Increase in net assets from capital
         share transactions.....................................            18,626,241                   5,782,942
                                                                           -----------                 -----------

    Net increase................................................            19,683,450                   4,704,448

NET ASSETS

Beginning of year...............................................            12,507,354                   7,802,906
                                                                           -----------                 -----------
End of year.....................................................           $32,190,804                 $12,507,354
                                                                           ===========                 ===========

--------------------------------------------------------------------------------------------------------------------


See Notes to Financial Statements.

THE BFM INSTITUTIONAL TRUST INC.
FINANCIAL HIGHLIGHTS

------------------------------------------------------------------------------------------------------------------------------------

                                                                       THE SHORT DURATION PORTFOLIO
                                                                       ----------------------------
                                                                YEAR                YEAR         JULY 17, 1992(a)
                                                                ENDED               ENDED             THROUGH
                                                            JUNE 30, 1995       JUNE 30, 1994      JUNE 30, 1993
                                                            -------------       -------------      -------------
PER SHARE OPERATING PERFORMANCE:

Net asset value, beginning of period......................     $  9.71             $  9.96            $ 10.00
                                                               -------             -------            -------
   Net investment income (net of $.014, $.011 and
      $.005 respectively, of interest expense) (b)........        0.58                0.48               0.51
   Net realized and unrealized loss on investments........        0.13               (0.25)             (0.06)
                                                               -------             -------            -------
Net increase from investment operations...................        0.71                0.23               0.45
                                                               -------             -------            -------
Dividends from net investment income......................       (0.58)              (0.48)             (0.49)
Distributions from net realized capital gains.............       (0.01)                 --                 --
                                                               -------             -------            -------
   Total dividends and distributions......................       (0.59)              (0.48)             (0.49)
                                                               -------             -------            -------
Net asset value, end of period............................     $  9.83             $  9.71            $  9.96
                                                               =======             =======            =======

TOTAL INVESTMENT RETURN (c)...............................        6.99%               2.33%              4.63%

RATIOS TO AVERAGE NET ASSETS:

Expenses (b)..............................................        0.57%               0.57%              0.56%(d)
Net investment income (b).................................        6.08%               4.70%              5.32%(d)

SUPPLEMENTAL DATA:

Average net assets (in thousands) ........................     $34,236             $36,686            $67,540
Portfolio turnover .......................................         586%                455%               513%
Net assets, end of period (in thousands)..................     $44,486             $31,265            $51,611

------------------------------------------------------------------------------------------------------------------------------------


(a)  Commencement of investment operations.

(b) The Adviser waived fees amounting to $102,707 and $110,232 and reimbursed expenses amounting to $61,195 and $55,582, for the periods ended June 30, 1995 and June 30, 1994, respectively. For the period July 17, 1992 through June 30, 1993, the Administrator waived fees amounting to $64,580. If the Fund had borne all expenses, the expense ratios would have been 1.05%, 1.02% and 0.66% for the periods ended June 30, 1995, June 30, 1994 and June 30, 1993, respectively. The net investment income ratios would have been 5.60%, 4.25% and 5.22% for the periods ended June 30, 1995, June 30, 1994 and June 30, 1993, respectively. The net investment income on a per share basis would have been $0.53, $0.43 and $0.49 for the periods ended June 30, 1995, June 30, 1994 and June 30, 1993, respectively.

(c) Total investment return is calculated assuming a purchase of common stock at net asset value per share on the first day and a sale at net asset value per share on the last day of the period reported. Dividends are assumed, for purposes of this calculation, to be reinvested at the net asset value per share on the payment date.

(d)  Annualized.

     The information above represents the audited operating performance based on an average share of common stock outstanding, total investment return, ratios to average net assets and other supplemental data, for each of the periods indicated. This information has been determined based upon financial information provided in the financial statements.


See Notes to Financial Statements.

THE BFM INSTITUTIONAL TRUST INC.
FINANCIAL HIGHLIGHTS

------------------------------------------------------------------------------------------------------------------------------------


                                                                      THE CORE FIXED INCOME PORTFOLIO
                                                                      -------------------------------
                                                                YEAR                YEAR        DECEMBER 9, 1992 (a)
                                                                ENDED               ENDED             THROUGH
                                                            JUNE 30, 1995       JUNE 30, 1994      JUNE 30, 1993
                                                            -------------       -------------      -------------
PER SHARE OPERATING PERFORMANCE:

Net asset value, beginning of period.......................    $  9.36             $ 10.37             $10.00
                                                               -------             -------             ------
   Net investment income (net of $.004, $.003 and
      $.001, respectively, of interest expense) (b)........       0.62                0.55               0.32
   Net realized and unrealized gains on investments........       0.50               (0.60)              0.37
                                                               -------             -------             ------
Net (decrease) increase from investment operations.........       1.12               (0.05)              0.69
                                                               -------             -------             ------
Dividends from net investment income.......................      (0.62)              (0.55)             (0.32)
Distributions from net realized capital gains..............      (0.01)              (0.41)               --
                                                               -------             -------             ------
   Total dividends and distributions.......................      (0.63)              (0.96)             (0.32)
                                                               -------             -------             ------
Net asset value, end of period.............................    $  9.85             $  9.36             $10.37
                                                               =======             =======             ======

TOTAL INVESTMENT RETURN (c)................................      11.79%              (0.69)%             6.88%

RATIOS TO AVERAGE NET ASSETS:

Expenses (b)...............................................       0.55%               0.55%              0.55%(d)
Net investment income (b)..................................       6.62%               5.61%              5.57%(d)

SUPPLEMENTAL DATA:

Average net assets (in thousands) ........................     $16,247             $ 9,702             $6,622
Portfolio turnover .......................................         435%                722%               354%
Net assets, end of period (in thousands) .................     $32,191             $12,507             $7,803

------------------------------------------------------------------------------------------------------------------------------------


(a)  Commencement of investment operations.

(b) The Adviser waived fees amounting to $56,894, $34,010 and $24,761 and reimbursed expenses amounting to $137,364, $137,179 and $0 for the periods ended June 30, 1995, June 30, 1994 and June 30, 1993, respectively. The Administrator waived fees amounting to $32,500 and $3,701 for the periods ended June 30, 1994 and June 30, 1993, respectively. For the period ended June 30, 1993, the Custodian and the Transfer Agent waived fees amounting to $24,272 and $17,283, respectively. If the Fund had borne all expenses, the expense ratios would have been 1.75%, 2.65% and 2.44% for the periods ended June 30, 1995, June 30, 1994 and June 30, 1993, respectively. The net investment income ratios would have been 5.43%, 3.51% and 3.68% for the periods ended June 30, 1995, June 30, 1994 and June 30, 1993, respectively. The net investment income on a per share basis would have been $0.51, $0.34 and $0.22 for the periods ended June 30, 1995, June 30, 1994 and June 30, 1993, respectively.

(c) Total investment return is calculated assuming a purchase of common stock at net asset value per share on the first day and a sale at net asset value per share on the last day of the period reported. Dividends are assumed, for purposes of this calculation, to be reinvested at the net asset value per share on the payment date.

(d)  Annualized.

     The information above represents audited operating performance based on an average share of common stock outstanding, total investment return, ratios to average net assets and other supplemental data, for each of the periods indicated. This information has been determined based upon financial information provided in the financial statements.


See Notes to Financial Statements.

THE BFM INSTITUTIONAL TRUST INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1.       ORGANIZATION AND ACCOUNTING POLICIES

     The BFM Institutional Trust Inc. (the "Trust") is a no-load, open-end management investment company organized as a Maryland corporation. The Articles of Incorporation permit the Board of Directors to create an unlimited number of series (or "Portfolios"), each of which issues a separate class of shares and has its own investment objective and policies. The Trust was formed on November 27, 1991 and had no operations through June 18, 1992 other than those related to organizational matters and the sale and issuance of 10,000 shares of The Short Duration Portfolio to BlackRock Financial Management, Inc. ( the "Adviser") for $100,000 on June 18, 1992. The Short Duration Portfolio and The Core Fixed Income Portfolio commenced investment operations on July 17, 1992 and December 9, 1992, respectively. On October 6, 1994, The BFM Institutional Trust Inc., Multi-Sector Mortgage Securities Portfolio III commenced investment operations and is being shown in a separate report.

     The Adviser has advanced certain organizational and offering expenses of the Trust and is to be reimbursed by the Trust. Organizational costs estimated at $282,000 have been deferred. $115,250 and $57,500 have been allocated to The Short Duration Portfolio and to The Core Fixed Income Portfolio, respectively, and are being amortized over a period not to exceed 60 months from the date each Portfolio commenced investment operations. In the event that any of the original shares owned by the Adviser (or any subsequent holder) are repurchased by the Trust prior to the end of the 60-month period, the proceeds from the repurchase payable in respect of such shares shall be reduced by the pro rata share (based on the proportionate share of the original shares repurchased to the total number of original shares outstanding at the time of repurchase) of the unamortized deferred organization expenses as of the date of such repurchase. In the event that a Portfolio is liquidated prior to the end of the 60-month period, the Adviser (or any subsequent holder) shall bear the remaining unamortized deferred organization expenses.

     The following is a summary of significant accounting policies followed by the Trust.

SECURITIES VALUATION: The Trust values mortgage-backed, asset-backed and other debt securities on the basis of current market quotations provided by dealers or pricing services approved by the Trust's Board of Directors. In determining the value of a particular security, pricing services may use certain information with respect to transactions in such securities, quotations from dealers, market transactions in comparable securities, various relationships observed in the market between securities, and calculated yield measures based on valuation technology commonly employed in the market for such securities. Exchange-traded options are valued at their last sales price as of the close of options trading on the applicable exchanges. In the absence of a last sale, options are valued at the average of the quoted bid and asked prices as of the close of business. A futures contract is valued at the last sale price as of the close of the commodities exchange on which it trades unless the Trust's Board of Directors determine that such price does not reflect its fair value, in which case it will be valued at its fair value as determined by the Trust's Board of Directors. Any securities or other assets for which such current market quotations are not readily available are valued at fair value as determined in good faith under procedures established by and under the general supervision and responsibility of the Trust's Board of Directors.

     Short-term securities which mature in more than 60 days are valued at current market quotations. Short-term securities which mature in 60 days or less are valued at amortized cost, if their term to maturity from date of purchase was 60 days or less, or by amortizing their value on the 61st day prior to maturity, if their original term to maturity from date of purchase exceeded 60 days.

     In connection with transactions in repurchase agreements, the Trust's custodian takes possession of the underlying collateral securities, the value of which at least equals the principal amount of the repurchase transaction, including accrued interest. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market on a daily basis to ensure the adequacy of the collateral. If the seller defaults and the value of the collateral declines or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Trust may be delayed or limited.

OPTION SELLING/PURCHASING: When the Trust sells or purchases an option, an amount equal to the premium received or paid by the Trust is recorded as a liability or an asset and is subsequently adjusted to the current market value of the option written or purchased. Premiums received or paid from writing or purchasing options which expire unexercised are treated by the Trust on the expiration date as realized gains or losses. The difference between the premium and the amount paid or received on effecting a closing purchase or sale transaction, including brokerage commissions, is also treated as a realized gain or loss. If an option is exercised, the premium paid or received is added to the proceeds from the sale or cost of the purchase in determining whether the Trust has realized a gain or a loss on investment transactions. The Trust, as writer of an option, may have no control over whether the underlying securities may be sold (call) or purchased (put) and as a result bears the market risk of an unfavorable change in the price of the security underlying the written option.

FINANCIAL FUTURES CONTRACTS: A futures contract is an agreement between two parties to buy or sell a financial instrument for a set price on a future date. Initial margin deposits are made upon entering into futures contracts and can be either cash or securities. During the period that the futures contract is open, changes in the value of the contract are recognized as unrealized gains or losses by "marking-to-market" on a daily basis to reflect the market value of the contract at the end of each day's trading. Variation margin payments are made or received, depending upon whether unrealized gains or losses are incurred. When the contract is closed, the Trust records a realized gain or loss equal to the difference between the proceeds from (or cost of) the closing transaction and the Trust's basis in the contract.

     Financial futures contracts, when used by the Trust, help in maintaining a targeted duration. Futures contracts can be sold to effectively shorten an otherwise longer duration portfolio. Duration is a measure of the price sensitivity of a security or a portfolio to relative changes in interest rates. For instance, a duration of "one" means that a portfolio or a security's price would be expected to change by approximately one percent with a one percent change in interest rates, while a duration of "five" would imply that the price would move approximately five percent in relation to a one percent change in interest rates. In the same sense, futures contracts can be purchased to lengthen a portfolio that is shorter than its duration target. Thus, by buying or selling futures contracts, the Trust can effectively "hedge" more volatile positions so that changes in interest do not change the duration of the portfolio unexpectedly.

     The Trust may invest in financial futures contracts primarily for the purpose of hedging its existing portfolio securities or securities the Trust intends to purchase against fluctuations in value caused by changes in prevailing market interest rates, or for risk management, duration management or other portfolio management purposes. Should interest rates move unexpectedly, the Trust may not achieve the anticipated benefits of the financial futures contracts and may realize a loss. The use of futures transactions involves the risk of imperfect correlation in movements in the price of futures contracts, interest rates and the underlying hedged assets. The Trust is also at risk of not being able to enter into a closing transaction for the futures contract because of an illiquid secondary market. In addition, since futures are used to shorten or lengthen a portfolio's duration, there is a risk that the portfolio may have temporarily performed better without the hedge or that the Trust may lose the opportunity to realize appreciation in the market price of the underlying positions.

SHORT SALES: The Trust may make short sales of securities as a method of hedging to offset potential price declines in similar securities owned. The Trust may only make short sales "against-the-box". In this type of short sale, at the time of the sale, the Trust owns or has the immediate and unconditional right to acquire the identical security at no additional cost. When selling short "against-the-box", the Trust foregoes an opportunity for capital appreciation in the security.

SECURITIES LENDING: The Trust may lend its portfolio securities to qualified institutions. The loans are secured by collateral at least equal, at all times, to the market value of the securities loaned. The Trust may bear the risk of delay in recovery of, or even loss of rights in, the securities loaned should the borrower of the securities fail financially. The Trust receives compensation for lending its securities in the form of interest on the loan. The Trust also continues to receive interest on the securities loaned, and any gain or loss in the market price of the securities loaned that may occur during the term of the loan will be for the account of the Trust. The Trust did not engage in securities lending during the year ended June 30, 1995.

SECURITY TRANSACTIONS AND INVESTMENT INCOME: Securities transactions are recorded on the trade date. Realized and unrealized gains and losses are calculated on the identified cost basis. Interest income is recorded on the accrual basis and the Trust accretes premium or amortizes discount on securities purchased using the interest method.

TAXES: It is the Trust's intention to continue to meet the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to shareholders. Therefore, no federal income or excise tax provision is required.

DIVIDENDS AND DISTRIBUTIONS: The Trust declares dividends daily and pays dividends and distributions monthly first from net investment income, then from net realized short-term capital gains and other sources, if necessary. Net long-term capital gains, if any, in excess of loss carryforwards are distributed at least annually. Dividends and distributions are recorded on the ex-dividend date. Income distributions and capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for mortgage-backed securities.

DEFERRED ORGANIZATION EXPENSES: A total of $115,250 and $57,500 were incurred in connection with the organization of The Short Duration Portfolio and The Core Fixed Income Portfolio, respectively. These costs have been deferred and are being amortized ratably over a period of 60 months from the date each Portfolio commenced investment operations.

NOTE 2.       AGREEMENTS

     The Trust has an Investment Advisory Agreement with the Adviser which provides that The Short Duration Portfolio and The Core Fixed Income Portfolio will pay to the Adviser for its services a monthly fee in an amount equal to
 .30% and .35%, respectively, of average daily net assets on an annualized basis. The Adviser has agreed to reimburse expenses from The Short Duration Portfolio to the extent that the expenses of the Portfolio exceed .57% of average daily net assets. For the year ended June 30, 1995, the Adviser waived fees of $102,707 and reimbursed expenses of $61,195 from The Short Duration Portfolio. The Adviser has agreed to waive a portion of its advisory fee from The Core
Fixed Income Portfolio to the extent that the expenses of the Portfolio exceed
 .55% of average daily net assets. For the year ended June 30, 1995, the Adviser waived fees of $56,894 and reimbursed expenses of $137,364 from The Core Fixed Income Portfolio. The Trust has also entered into an Administration Agreement with State Street Bank and Trust Company ("State Street"). State Street will receive an annual fee equal to .08% of each Portfolio's net asset value up to $75 million, .06% of the next $75 million and .04% in excess of $150 million, subject to certain minimum requirements.

     Pursuant to the agreements, the Adviser provides continuous supervision of the investment portfolio and pays the compensation of officers of the Trust, who are affiliated persons of the Adviser. State Street pays occupancy and certain clerical and accounting costs of the Trust. The Trust bears all other costs and expenses. The Adviser has agreed that, in any fiscal year, it will reimburse the Trust for expenses (including the fees of the Adviser and amortization of organization expenses but excluding taxes, interest, brokerage fees, commissions, litigation and indemnification expenses and other extraordinary expenses) that exceed the most restrictive expense limitation imposed by state securities commissions. The most restrictive expense limitation is 2 1/2% of the average value of the Trust's net assets during the year up to $30 million, 2% of the next $70 million of average net assets and 1 1/2% thereafter. Such expense reimbursement, if any, will be estimated and accrued daily. No expense reimbursement was required due to such limitation for the year ended June 30, 1995.

      The Trust has entered into a Distribution Agreement with Provident Distributors, Inc. (the "Distributor"). Pursuant to the terms of the Distribution Agreement, the Distributor serves as the principal underwriter and distributor of the Trust's shares, and in that capacity makes a continuous offering of the Trust's shares and bears the costs and expenses of printing and distributing any copies of any prospectuses and annual and interim reports for the Trust (after such items have been prepared and set in type) which are used in connection with the offering of shares to securities dealers or investors, and the cost and expenses of preparing, printing and distributing any other literature used by the Distributor or furnished by it for use by securities dealers in connection with the offering of the shares for sale to the public. There is no fee payable by the Trust pursuant to the Distribution Agreement, and there is no sales or redemption charge. The Distribution Agreement provides for indemnification by the Trust of the Distributor, its partners, employees, agents and affiliates for liabilities incurred by them in connection with their services to the Trust, subject to certain limitations and conditions. The continuance of the Distribution Agreement must be approved in the same manner as the Investment Advisory Agreement, and the Distribution Agreement will terminate automatically if assigned by either party thereto and is terminable with respect to any Portfolio at any time without penalty by the Rule 12b-1 Directors (as defined below) or by vote of a majority of the outstanding shares of the Portfolio (as such term is defined in the Investment Company Act) on not more than 60 days' nor less than 30 days' written notice to the Distributor and by the Distributor on like notice to the Trust.

      The Trust has adopted a Distribution and Stockholder Servicing Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act pursuant to which the Adviser is permitted to use a portion of the advisory fee it receives from the Trust to promote the distribution of the Trust's shares and to enhance the provision of stockholder services. The Plan was approved by a majority of
(i) the directors of the Trust and (ii) the directors of the Trust who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan (Rule 12b-1 Directors). The Plan permits the Adviser to pay fees to the Distributor. The Trust is not required or permitted under the Plan to make payments over and above the amount of the advisory fee to promote the sale of its shares; the Plan merely permits the reallocation of a portion of the advisory fee the Adviser receives to pay for distribution-related activities.

      From amounts received by it under the Plan, the Distributor is authorized to make payments to securities dealers with which the Distributor has entered into solicitation fee agreements. The Distributor may also use a portion of the fee it receives under the Plan to cover the Distributor's cost of marketing services and advertising on behalf of the Portfolios and to compensate institutions who perform support services that would otherwise be performed by the Trust or its agent. These support services may include providing such office space, equipment, telephone facilities and various personnel as may be necessary or beneficial to establish and maintain stockholders' accounts and records, process purchase and redemption transactions, answer routine client inquiries and provide such other services to the Trust as may reasonably be requested.

      The Plan will continue from year to year, provided that each such continuance is approved at least annually by a vote of the Board of Directors, including a majority vote of the Rule 12b-1 Directors, cast in person at a meeting called for the purpose of voting on such continuance. The Plan may be terminated with respect to any Portfolio at any time, without penalty, by the vote of a majority of the Rule 12b-1 Directors or by the vote of the holders of a majority of the outstanding shares of the Portfolio. The Plan may not be amended materially without the approval of the Board of Directors, including a majority of the Rule 12b-1 Directors, cast in person at a meeting called for that purpose. Any modification to the Plan which would materially increase the amount of money to be spent by a Portfolio must also be submitted to the stockholders of the Portfolio for approval.

     Certain directors of the Trust who are not interested parties are paid a fee for their services in the amount of $2,500 on an annual basis.

     On February 28, 1995, the Adviser was acquired by PNC Bank, NA. Following the acquisition, the Adviser has become a wholly-owned corporate subsidiary of PNC Asset Management Group, Inc., the holding company for PNC's asset management businesses. Additionally, on July 1, 1995, the transfer agent, custodial and administration function for Trust were assumed by PFPC (a wholly-owned corporate subsidiary of PNC Bank, NA) and PNC Bank NA.

NOTE 3.       PORTFOLIO SECURITIES

     Purchases and sales of investment securities, other than short-term investments and dollar rolls, for each Portfolio for the year ended June 30, 1995 were as follows:

                                                  PURCHASES          SALES
                                                  ---------          -----
The Short Duration Portfolio ................... $223,262,351     $205,368,569
The Core Fixed Income Portfolio ................   91,607,699       72,142,031

     The federal income tax basis of the investments of The Short Duration Portfolio at June 30, 1995 was substantially the same as the basis for financial reporting. The federal income tax basis of the investments of The Core Fixed Income Portfolio at June 30, 1995 was $35,166,628. Accordingly, net unrealized appreciation (depreciation) for federal income tax purposes were as follows:

                                                                                        NET UNREALIZED
                                                          GROSS UNREALIZED               APPRECIATION
                                                  APPRECIATION      (DEPRECIATION)      (DEPRECIATION)
                                                  ------------      --------------      --------------
The Short Duration Portfolio ...................    $283,149          $ (99,247)           $183,902
The Core Fixed Income Portfolio ................     498,120           (100,767)            397,353


     For federal income tax purposes, The Short Duration Portfolio had a capital loss carryforward at June 30, 1995 of $258,570 which will expire in 2002. The Core Fixed Income Portfolio had a capital loss carryforward at June 30, 1995 of $114,851 which will expire in 2003. Accordingly, no capital gains distribution is expected to be paid to shareholders until net gains have been realized in excess of such amounts. A tax election will be made to defer all losses incurred in the post-October period of the current fiscal year to the fiscal year ended June 30, 1996.

NOTE 4.       REVERSE REPURCHASE AGREEMENTS AND DOLLAR ROLLS

Reverse Repurchase Agreements: The Trust may enter into reverse repurchase agreements with qualified, third party broker-dealers as determined by and under the direction of the Trust's Board of Directors. Interest on the value of reverse repurchase agreements issued and outstanding will be based upon competitive market rates at the time of issuance. At the time the Trust enters into a reverse repurchase agreement, it will establish and maintain a segregated account with the lender containing liquid high grade securities having a value not less than the repurchase price, including accrued interest, of the reverse repurchase agreement.

     The average daily balance of reverse repurchase agreements outstanding in The Short Duration Portfolio during the year ended June 30, 1995 was approximately $1,437,000 at a weighted average interest rate of approximately 5.86%. The maximum amount of reverse repurchase agreements outstanding at any month-end during the year was $11,213,775 as of June 30, 1995 which was 19.24% of total assets. The average daily balance of reverse repurchase agreements outstanding in The Core Fixed Income Portfolio during the year ended June 30, 1995 was approximately $424,000 at a weighted average interest rate of approximately 5.32%. The maximum amount of reverse repurchase agreements outstanding at any month-end during the period was $509,975 as of March 31, 1995 which was 2.34% of total assets. There were no reverse repurchase agreements outstanding at June 30, 1995.

Dollar Rolls: The Trust may enter into dollar rolls in which the Trust sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities on a specified future date. During the roll period the Trust forgoes principal and interest paid on the securities. The Trust will be compensated by the interest earned on the cash proceeds of the initial sale and by the lower repurchase price at the future date.

     The average monthly balance of dollar rolls outstanding in The Short Duration Portfolio during the year ended June 30, 1995 was $165,599. The maximum amount of dollar rolls outstanding at any month-end during the year was $994,375 as of October 31, 1994, which was 0.52% of total assets. There were no dollar rolls outstanding at June 30, 1995. The average monthly balance of dollar rolls outstanding in The Core Fixed Income Portfolio during the year ended June 30, 1995 was $89,553 The maximum amount of dollar rolls outstanding at any month-end during the year was $284,186 as of November 30, 1994, which was 2.02% of total assets. There were no dollar rolls outstanding at June 30, 1995.

NOTE 5.       CAPITAL

     The Trust is authorized to issue 2 billion shares of $.0001 par value capital stock in one or more classes or series. The Short Duration Portfolio and The Core Fixed Income Portfolio are each authorized to issue 100 million shares. Of the 4,524,485 shares of The Short Duration Portfolio outstanding at June 30, 1995, the Adviser owned 11,718 shares. Of the 3,267,452 shares of The Core Fixed Income Portfolio outstanding at June 30, 1995, the Adviser owned 2 shares.

Transactions in shares were as follows:

                                                                     THE SHORT DURATION PORTFOLIO
                                                                     ----------------------------
                                                                     YEAR                      YEAR
                                                                     ENDED                     ENDED
                                                                 JUNE 30, 1995             JUNE 30, 1994
                                                                 -------------             -------------
    Shares subscribed ....................................          3,732,764                 3,673,276
    Shares issued in connection with
        the reinvestment of dividends ....................            202,717                   162,452
                                                                   ----------                ----------
                                                                    3,935,481                 3,835,728
    Shares redeemed ......................................         (2,629,898)               (5,800,442)
                                                                   ----------                ----------
    Net increase (decrease)...............................          1,305,583                (1,964,714)
                                                                   ==========                ==========


                                                                      THE CORE FIXED INCOME PORTFOLIO
                                                                      -------------------------------
                                                                     YEAR                      YEAR
                                                                     ENDED                     ENDED
                                                                 JUNE 30, 1995             JUNE 30, 1994
                                                                 -------------             -------------
    Shares subscribed ....................................          1,971,644                   903,352
    Shares issued in connection with the
        reinvestment of dividends and distributions.......            104,932                    80,352
                                                                    ---------                   -------
                                                                    2,076,576                   983,704
    Shares redeemed ......................................           (145,220)                 (399,930)
                                                                    ---------                  --------
    Net increase .........................................          1,931,356                   583,774
                                                                    =========                  ========


NOTE 6.       DIVIDENDS

     Subsequent to June 30, 1995 the Board of Directors of the Trust declared a dividend from undistributed earnings of $0.05304 and $0.05613 per share for The Short Duration Portfolio and The Core Fixed Income Portfolio, respectively, payable July 31, 1995 to shareholders of record on July 31, 1995.

--------------------------------------------------------------------------------
                         REPORT OF INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

The Shareholders and Board of Directors of
The BFM Institutional Trust Inc.:

We have audited the accompanying statements of assets and liabilities, including the portfolios of investments, of The Short Duration Portfolio and The Core Fixed Income Portfolio of The BFM Institutional Trust Inc. as of June 30, 1995 and the related statements of operations and of cash flows for the year then ended, the statements of changes in net assets for the years ended June 30, 1995 and 1994, and financial highlights for the years ended June 30, 1995 and 1994, and (i) the period July 17, 1992 (commencement of investment operations) to June 30, 1993 for The Short Duration Portfolio and (ii) the period December 9, 1992 (commencement of investment operations) to June 30, 1993 for The Core Fixed Income Portfolio. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at June 30, 1995 by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of The Short Duration Portfolio and The Core Fixed Income Portfolio of The BFM Institutional Trust Inc. at June 30, 1995 and the results of their operations, their cash flows, the changes in their net assets and their financial highlights for the periods stated, in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

New York, New York
August 7, 1995

--------------------------------------------------------------------------------
                        THE BFM INSTITUTIONAL TRUST INC.
                                 TAX INFORMATION
--------------------------------------------------------------------------------

As of The Core Fixed Income Porfolio's fiscal year end (June 30, 1995) total dividends to shareholders exceeded taxable income by $9,414, or $0.003 per share, and was paid from current realized capital gains income. This designation does not impact the net asset value of the Portfolio or the number or shares owned.

In January 1996, after definitive information has been provided to the Portfolio, shareholders will receive a Form 1099-DIV which will reflect the amount of the dividends declared and the actual amount which is taxable in calendar 1995 and reportable on their 1995 federal tax return.

If you have any questions regarding your investment, please do not hesitate to contact BlackRock Financial Management, Inc., the Investment Adviser, at (800) 227-7BFM.

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

There have been no material changes in the Trust's investment objectives or policies that have not been approved by the shareholders, or to its charter or by-laws, or in the principal risk factors associated with investment in the Trust. There have been no changes in the persons who are primarily responsible for the day-to-day management of the Trust's portfolio.

At a Special Meeting of Trust Shareholders on February 15, 1995, the Shareholders approved the investment advisory agreement for the Portfolio with BlackRock Financial Management, Inc. The results of the voting is as follows:

                                       VOTES            VOTES           VOTES
                                        FOR            AGAINST         WITHHELD
                                       -----           -------         --------
The Short Duration Portfolio           930,411            --              --
The Core Fixed Income Portfolio      1,098,752            --              --

--------------------------------------------------------------------------------
                        THE BFM INSTITUTIONAL TRUST INC.
                                    GLOSSARY
--------------------------------------------------------------------------------

ADJUSTABLE RATE MORTGAGE-BACKED     Mortgage instruments with interest rates
SECURITIES (ARMS):                  that adjust at periodic intervals at a
                                    fixed amount relative to the market levels
                                    of interest rates as reflected in specified
                                    indexes.  ARMS are backed by mortgage loans
                                    secured by real property.

ASSET-BACKED SECURITIES:            Securities backed by various types of
                                    receivables such as automobile and credit
                                    card receivables.

COLLATERALIZED MORTGAGE             Mortgage-backed securities which separate
OBLIGATIONS (CMOS):                 mortgage pools into short-,  medium-, and
                                    long-term securities with different
                                    priorities for receipt of principal and
                                    interest.  Each class is paid a fixed or
                                    floating  rate of interest at regular
                                    intervals.  Also known as multiple-class
                                    mortgage pass-throughs.

DIVIDEND:                           This is income generated by securities in a
                                    portfolio and distributed to shareholders
                                    after the deduction of expenses.  This Trust
                                    declares dividends daily and pays dividends
                                    on a monthly basis.

DIVIDEND REINVESTMENT:              Shareholders may elect to have all
                                    distributions of dividends and capital gains
                                    automatically reinvested into additional
                                    shares of the Trust.

FHA: Federal Housing Administration, a government agency that facilitates a secondary mortgage market by providing an agency that guarantees timely payment of interest and principal on mortgages.

FHLMC: Federal Home Loan Mortgage Corporation, a publicly owned, federally chartered corporation that facilitates a secondary mortgage market by purchasing mortgages from lenders such as savings institutions and reselling them to investors by means of mortgage-backed securities. Obligations of
                                    FHLMC are not guaranteed by the U.S.
                                    government, however; they are backed by
                                    FHLMC's authority to borrow from the U.S.
                                    government.  Also known as Freddie Mac.

FNMA: Federal National Mortgage Association, a publicly owned, federally chartered corporation that facilitates a secondary mortgage market by purchasing mortgages from lenders such as savings institutions and reselling them to investors by means of mortgage-backed securities. Obligations of
                                    FNMA are not guaranteed by the U.S.
                                    government, however; they are backed by
                                    FNMA's authority to borrow from the U.S.
                                    government. Also known as Fannie Mae.

-------------------------------------------------------------------------------
                        THE BFM INSTITUTIONAL TRUST INC.
                                    GLOSSARY
-------------------------------------------------------------------------------

GNMA: Government National Mortgage Association, a government agency that facilitates a secondary mortgage market by providing an agency that guarantees timely payment of interest and principal on mortgages. GNMA's obligations are supported by the full faith and credit of the U.S. Treasury. Also known as Ginnie Mae.

GOVERNMENT SECURITIES:              Securities issued or guaranteed by the U.S.
                                    government, or one of its agencies or
                                    instrumentalities, such as GNMA (Government
                                    National Mortgage Association), FNMA
                                    (Federal National Mortgage Association) and
                                    FHLMC (Federal Home Loan Mortgage
                                    Corporation).

INTEREST-ONLY SECURITIES:           Mortgage securities that receive only the
(I/O)                               interest cash flows from an underlying pool
                                    of mortgage loans or underlying pass-through securities. Also known as a Strip.

MORTGAGE DOLLAR ROLLS:              A mortgage dollar roll is a transaction in
                                    which the Trust sells mortgage-backed
                                    securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (although not the same) securities on a specified future date.
                                    During the "roll" period, the Trust does not receive principal and interest payments on the securities, but is compensated for giving up these payments by the difference in the current sales price (for which the security is sold) and lower price that the Trust pays for the similar security at the end date as well as the interest earned on the cash proceeds of the initial sale.

MORTGAGE PASS-                      Mortgage-backed securities issued by
THROUGHS:                           Fannie Mae, Freddie Mac or Ginnie Mae.

MULTIPLE-CLASS PASS-                See Collateralized Mortgage Obligations.
THROUGHS:

NET ASSET VALUE (NAV):              Net asset value is the total market value of
                                    all securities and other assets held by the Trust, plus income accrued on its investments, minus any liabilities including accrued expenses, divided by the total number of outstanding shares. It is the underlying value of a single share on a given day. Net asset value for the Trust is calculated daily and published in The New
                                    York Times and The Wall Street Journal.

OPEN-END FUND:                      Investment vehicle which continually offers
                                    its shares to the public at net asset value and redeems its shares anytime at the prevailing net asset value. The fund invests in a portfolio of securities in accordance with its stated investment objectives and policies.

--------------------------------------------------------------------------------
                        THE BFM INSTITUTIONAL TRUST INC.
                                    GLOSSARY
--------------------------------------------------------------------------------

PRINCIPAL-ONLY SECURITIES           Mortgage securities that receive only the
(P/O):                              principal cash flows from an underlying pool
                                    of mortgage loans of underlying pass-through securities, also known as a strip.

PROJECT LOANS:                      Mortgages for multi-family, low- to
                                    middle-income housing.

REMIC: Real Estate Mortgage Investment Conduit, a multiple-class security backed by mortgage-backed securities or whole mortgage loans and formed as a trust, corporation, partnership, or segregated pool of assets that elects to be treated as a REMIC for federal tax purposes. Generally, Fannie Mae REMICs are formed as trusts and are backed by mortgage-backed securities.

RESIDUALS:                          Securities issued in connection with
                                    collateralized mortgage obligations that generally represent the excess cash flow from the mortgage assets underlying the CMO after payment of principal and interest on the other CMO securities and related administrative expenses.

REVERSE REPURCHASE AGREEMENTS:      In a reverse repurchase agreement, the Trust
                                    sells securities and agrees to repurchase them at a mutually agreed date and price.
                                    During this time, the Trust continues to receive the principal and interest payments from that security. At the end of the term, the Trust receives the same securities that were sold for the same initial dollar amount plus interest on the cash proceeds of the initial sale.

STRIPS: Arrangements in which a pool of assets is separated into two classes that receive different proportions of the interest and principal distribution from underlying mortgage-backed securities. IO's and PO's are examples of strips.

--------------------------------------------------------------------------------
                      BLACKROCK FINANCIAL MANAGEMENT, INC.
                           SUMMARY OF CLOSED-END FUNDS
--------------------------------------------------------------------------------


TAXABLE TRUSTS
---------------------------------------------------------------------------------------------------------------
                                                                                                       MATURITY
                                                                           STOCK SYMBOL                  DATE
                                                                           ------------                --------
PERPETUAL TRUSTS
The BlackRock Income Trust Inc. .........................................       BKT                      N/A
The BlackRock North American Government Income Trust Inc, ...............       BNA                      N/A

TERM TRUSTS
The BlackRock 1998 Term Trust Inc. ......................................       BBT                      12/98
The BlackRock 1999 Term Trust Inc. ......................................       BNN                      12/99
The BlackRock Target Term Trust Inc. ....................................       BTT                      12/00
The BlackRock 2001 Term Trust Inc. ......................................       BLK                      06/01
The BlackRock Strategic Term Trust Inc. .................................       BGT                      12/02
The BlackRock Investment Quality Term Trust Inc. ........................       BQT                      12/04
The BlackRock Advantage Term Trust Inc. .................................       BAT                      12/05
The BlackRock Broad Investment Grade 2009 Term Trust Inc. ...............       BCT                      12/09


TAX-EXEMPT TRUSTS
---------------------------------------------------------------------------------------------------------------
                                                                                                       MATURITY
                                                                           STOCK SYMBOL                  DATE
PERPETUAL TRUSTS
The BlackRock Investment Quality Municipal Trust Inc. ...................       BKN                      N/A
The BlackRock California Investment Quality Municipal Trust Inc. ........       RAA                      N/A
The BlackRock Florida Investment Quality Municipal Trust.................       RFA                      N/A
The BlackRock New Jersey Investment Quality Municipal
    Trust Inc............................................................       RNJ                      N/A
The BlackRock New York Investment Quality Municipal
    Trust Inc............................................................       RNY                      N/A

TERM TRUSTS
The BlackRock Municipal Target Term Trust Inc. ..........................       BMN                      12/06
The BlackRock Insured Municipal 2008 Term Trust Inc. ....................       BRM                      12/08
The BlackRock California Insured Municipal 2008 Term
     Trust Inc. .........................................................       BFC                      12/08
The BlackRock Florida Insured Municipal 2008 Term Trust..................       BRF                      12/08
The BlackRock New York Insured Municipal 2008 Term
      Trust Inc. ........................................................       BLN                      12/08
The BlackRock Insured Municipal Term Trust Inc. .........................       BMT                      12/10



                        If would like further information
                              please call BlackRock
                           at (800) 227-7BFM (7236) or
                      consult with your financial advisor.

--------------------------------------------------------------------------------
                      BLACKROCK FINANCIAL MANAGEMENT, INC.
                                   AN OVERVIEW
--------------------------------------------------------------------------------

     BlackRock Financial Management, Inc. (BlackRock), is a registered investment adviser which specializes in managing high quality fixed income securities, both taxable and tax-exempt. BlackRock currently manages over $32 billion of assets in 80 portfolios of government, mortgage, corporate and municipal securities. These assets are managed on behalf of many individual investors in twenty-one closed-end funds and four open-end funds and on behalf of more than 80 institutional clients in the United States and overseas. BlackRock's institutional investor base includes Chrysler Corporation Master Retirement Trust, General Retirement System of the City of Detroit, State Treasurer of Florida, Ford Motor Company Pension Plan, General Electric Pension Trust and Unisys Corporation Master Trust.

     BlackRock was formed in April 1988 by fixed income professionals who sought to create an asset management firm specializing in managing fixed income securities for individual and institutional investors. The professionals at BlackRock have extensive experience creating, analyzing and trading a variety of fixed income instruments, including the most complex structured securities. In fact, individuals at BlackRock are responsible for many of the major innovations in the mortgage-backed and asset-backed securities markets, including the creation of the CMO, the floating rate CMO, the senior/subordinated pass-through and the multi-class asset-backed security.

     BlackRock is unique among asset management and advisory firms in the significant emphasis it places on the development of proprietary analytical capabilities. A quarter of the professionals at BlackRock work full-time in the design, maintenance and use of such systems which are otherwise not generally available to investors. BlackRock's proprietary analytical tools are used for evaluating, investing in and designing investment strategies and portfolios of fixed income securities, including mortgage securities, corporate debt securities or tax-exempt securities and a variety of hedging instruments.

     BlackRock has developed investment products which respond to investors' needs and has been responsible for several major innovations in closed-end funds. BlackRock introduced the first closed-end mortgage fund, the first taxable and tax-exempt closed-end funds to offer a finite term, the first closed-end fund to achieve a AAAf rating by Standard & Poor's, and the first closed-end fund to invest primarily in North American Government securities. BlackRock's closed-end funds currently have dividend reinvestment plans which are designed to provide an ongoing source of demand for the stock in the secondary market. BlackRock manages a ladder of alternative investment vehicles, with each fund having specific investment objectives and policies.

     In view of our continued desire to provide a high level of service to all our shareholders, BlackRock maintains a toll-free number for your questions. The number is (800) 227-7BFM (7236). We encourage you to call us with any questions you may have about your BlackRock funds and thank you for the continued trust you place in our abilities.

[To be inserted after Portfolio of Investments]


                              KEY TO ABBREVIATIONS

        ABS:   Asset-Backed Security
        ARM:   Adjustable Rate Mortgage
        CMO:   Collateralized Mortgage Obligation
        GNMA:  Government National Mortgage Association
        FHA:   Federal Housing Authority
        FHLMC: Federal Home Loan Mortgage Corporation
        FNMA:  Federal National Mortgage Association
        I/O:   Interest-Only
        MBS:   Mortgage-Backed Security
        NAV:   Net Asset Value
        PAC:   Planned Amortization Class
        P/O:   Principal-Only
        REMIC: Real Estate Mortgage Conduit

DIRECTORS
Kent Dixon
Frank J. Fabozzi
James Grosfeld

OFFICERS
James Grosfeld, President
Frank J. Fabozzi, Vice President
Kent Dixon, Treasurer and Secretary

INVESTMENT ADVISER
BlackRock Financial Management, Inc.
345 Park Avenue
New York, NY  10154
(800) 227-7BFM

ADMINISTRATOR, CUSTODIAN AND TRANSFER AGENT
PFPC Inc.
400 Bellevue Parkway
Wilmington, DE  19809

INDEPENDENT AUDITORS
Deloitte & Touche LLP
Two World Financial Center
New York, NY  10281-1434

LEGAL COUNSEL
Skadden, Arps, Slate, Meagher & Flom
919 Third Avenue
New York, NY  10022






This report is for shareholder information. This is not a prospectus intended for use in the purchase or sale of Trust shares.

THE BFM INSTITUTIONAL TRUST INC.
PFPC  Inc.
400 Bellevue Parkway
Wilmington, DE  19809
(800) 227-7BFM

THE BFM INSTITUTIONAL TRUST INC.
THE MULTI-SECTOR MORTGAGE SECURITIES PORTFOLIO III
--------------------------------------------------
ANNUAL REPORT
JUNE 30, 1995

THE BFM INSTITUTIONAL TRUST INC.
THE MULTI-SECTOR MORTGAGE SECURITIES PORTFOLIO III


PORTFOLIO OF INVESTMENTS
JUNE 30, 1995

---------------------------------------------------------------------------------------------------------------------
               PRINCIPAL
  RATING*       AMOUNT                                                                                      VALUE
(UNAUDITED)     (000)                     DESCRIPTION                                                      (NOTE 1)
---------------------------------------------------------------------------------------------------------------------
                          LONG-TERM INVESTMENTS - 97.3%
                          COMMERCIAL MORTGAGE-BACKED SECURITIES - 90.5%
A               $4,000    American Southwest Financial Securities Corporation,
                            8.00%, Series 1994-C2, Class A4, 08/25/10 ................................   $  3,946,394
AA               1,500    Bellaire Finance Incorporated,
                            8.97%, Class A, 02/01/08..................................................      1,573,125
                          CBA Mortgage Corporation,
BBB              4,074      7.15%, Series 1993-C1, Class D, 12/25/03 .................................      3,981,515
AAA                300      7.15%, Series 1993-C1, Class A2, 12/25/03 ................................        306,906
                          Central Life Assurance Company,
AA+              3,444      8.90%, Series 1994-1, Class A2, 11/01/20 .................................      3,623,092
A                1,126      9.10%, Series 1994-1, Class B1, 11/01/20 .................................      1,177,927
AA               4,887    Citibank of New York, Mortgage Pass-Through Certificate
                            8.00%, Series 1994-1 Class A, 01/25/19 ...................................      5,059,729
AA               3,988    Creekwood Capital Corporation, Collateral Note,
                            8.47%, 03/16/15...........................................................      4,257,438
AA               3,500    CS First Boston Mortgage Securities Corporation,
                            9.59%, Series 1995-M1, Class B, 04/25/25 .................................      3,915,625
                          DLJ Mortgage Acceptance Corporation,
AA               5,000      7.86%, Series 1992-3, Class A, 06/18/07...................................      5,117,500
AA               1,000      7.65%,  Series 1993-M12, Class A2, 09/18/03...............................      1,023,500
BBB              3,000    FSA Finance Incorporated,
                            8.31%,Class C, 06/01/02...................................................      3,068,174
A                4,000    Gentra Capital Commercial Real Estate,
                            8.50%, Series 1994-1, Class D, 07/25/28 ..................................      4,093,018
BB-              1,020    Kearny Street Real Estate L P,
                            9.56%, Series 1993-1, Class D, 07/15/03 ..................................      1,032,848
                          KP Acceptance Corporation I,
A                2,500      7.00%, Series 1994-C1, Class C, 02/01/06 .................................      2,466,846
BBB              1,074      6.50%, Series 1993- M3, Class D, 11/25/25.................................        997,931
A                3,000    Lehman Brothers Mortgage Trust,
                            8.00%, Series 1992-M1, Class B, 12/25/01 .................................      2,940,000
                          Lennar United States Partners Limited,
AA               2,906      6.66%, Series 1994-1, 09/15/01 ...........................................      2,909,614
BB               1,500      9.75%, Series 1995-1, Class E, 05/15/05...................................      1,510,524
B                1,000      11.70%, Series 1995-1, Class F, 05/15/05..................................      1,005,587
A                2,125    LTC,
                            9.50%, Series 1994-1, Class C, 06/15/26 ..................................      2,345,326
                          Nomura Asset Capital Corporation,
AA               2,000      7.64%, Series 1993-M1, Class A1, 11/25/03.................................      2,045,249
BBB              2,000      7.64%, Series 1993-M1, Class A3, 11/25/03.................................      1,966,075


THE BFM INSTITUTIONAL TRUST INC.

See Notes to Financial Statements.

THE BFM INSTITUTIONAL TRUST INC.
THE MULTI-SECTOR MORTGAGE SECURITIES PORTFOLIO III

PORTFOLIO OF INVESTMENTS
JUNE 30, 1995

---------------------------------------------------------------------------------------------------------------------
               PRINCIPAL
  RATING*       AMOUNT                                                                                      VALUE
(UNAUDITED)     (000)                     DESCRIPTION                                                      (NOTE 1)
---------------------------------------------------------------------------------------------------------------------
                          COMMERCIAL MORTGAGE-BACKED SECURITIES - (CONT.)
                          Resolution Trust Corporation,
AAA             $ 2,682     6.58%, Series 1994-C2, Class A1, 04/25/25.................................   $  2,680,628
BBB               3,000     6.90%, Series 1995-C1, Class D, 02/25/27..................................      2,754,375
Aa2               4,800     7.26%, Series 1992-C4, Class A2, 06/25/24.................................      4,886,671
AA-               1,433     7.70%, Series 1992-C6, Class B, 07/25/24..................................      1,442,547
Baa2              1,950     8.00%, Series 1992-C6, Class C, 07/25/24..................................      1,963,292
A                 2,966     8.00%, Series 1994-C2, Class D, 04/25/25..................................      2,946,561
AA-               5,795     8.13%, Series 1992-C1, Class B, 08/25/23..................................      5,930,393
A                 3,167     8.50%, Series 1993-C2, Class D, 03/25/23..................................      3,234,020
A+                2,602     8.85%, Series 1992-C5, Class C, 05/25/22..................................      2,708,323
B+                2,500     10.63%, Series 1994-N2, Class A, 12/15/04.................................      2,490,362
BB                3,000   SKW Real Estate,
                            9.05%, Series 1994, Class D, 04/15/04 ....................................      3,004,994
                          SKW Real Estate II,
B                   500     11.00%, Class E, 04/15/05.................................................        502,099
B                 2,222     12.80%, Class E, 04/15/05.................................................      2,236,168
A                 4,500   TVO Southwest,
                            9.37%, Series 1994-MF1, Class A2, 11/18/09 ...............................      4,955,557
                                                                                                         ------------
                                                                                                          102,099,933
                                                                                                         ------------

                          U.S. GOVERNMENT SECURITIES - 6.8%
                          U.S. Treasury Notes,
                    970 #   4.75%, 8/31/98............................................................        944,693
                  2,135     6.88%, 3/31/00............................................................      2,229,409
                  4,300     7.25%, 2/15/98............................................................      4,467,313
                                                                                                          -----------
                                                                                                            7,641,415


                          Total long-term investments
                            (cost $106,007,269).......................................................    109,741,348
                                                                                                         ------------

                          SHORT-TERM INVESTMENTS - 5.6%
                          REPURCHASE AGREEMENT
                  6,300   Lehman Brothers Inc., 6.15%, dated 6/30/95, due 7/03/95 in the amount of $6,303,229 (cost $6,300,000, collateralized by
                            $5,000,000 U.S. Treasury Bond, 10.375%, due 11/15/09
                            with a value of $6,510,879)...............................................      6,300,000




See Notes to Financial Statements.

THE BFM INSTITUTIONAL TRUST INC.
THE MULTI-SECTOR MORTGAGE SECURITIES PORTFOLIO III

PORTFOLIO OF INVESTMENTS
JUNE 30, 1995

----------------------------------------------------------------------------------------------------------------------
                                                                                                             VALUE
CONTRACTS##                                     DESCRIPTION                                                 (NOTE 1)
----------------------------------------------------------------------------------------------------------------------
                  CALL OPTIONS PURCHASED- 0.0%
    28            U.S. Treasury Bond Future, expiring December 1995
                             (cost $84,324)...........................................................   $     64,750

                  Total short-term investments
                             (cost $6,384,324)........................................................      6,364,750
                                                                                                         ------------

                  Total investments - 102.9%
                             (cost $112,391,593)......................................................    116,106,098

                  Liabilities in excess of other assets - (2.9%)......................................     (3,296,433)
                                                                                                         ------------


                  NET ASSETS - 100%...................................................................   $112,809,665
                                                                                                         ============
----------------------------------------------------------------------------------------------------------------------


*    Using the higher of Standard & Poor's, Moody's, or Fitch's rating.
# A portion of the above denoted securities market value was segregated to cover margin requirements for open financial futures contracts.
##   One contract equals $100,000 face value.



See Notes to Financial Statements.

THE BFM INSITUTIONAL TRUST INC.
THE MULTI-SECTOR MORTGAGE SECURITIES PORTFOLIO III
STATEMENT OF ASSETS AND LIABILITIES
JUNE 30, 1995

---------------------------------------------------------------------------------------------------------------
ASSETS
Investments, at value (cost $112,391,593) (Note 1)............................................    $116,106,098
Cash..........................................................................................          42,116
Interest receivable...........................................................................         765,887
Receivable for variation margin on futures....................................................          83,531
Receivable for investments sold...............................................................           2,683
Other.........................................................................................              97
                                                                                                  ------------
                                                                                                   117,000,412
                                                                                                  ------------
LIABILITIES
Payable for investments purchased.............................................................       4,105,014
Custodian fee payable.........................................................................          13,420
Other.........................................................................................          72,313
                                                                                                  ------------
                                                                                                     4,190,747
                                                                                                  ------------

NET ASSETS....................................................................................    $112,809,665
                                                                                                  ============

Net assets were comprised of:
     Common stock, at par (Note 5)............................................................    $         10
     Paid-in capital in excess of par.........................................................     105,744,127
                                                                                                  ------------
                                                                                                   105,744,137
     Accumulated net realized gain............................................................       3,568,972
     Net unrealized appreciation .............................................................       3,496,556
                                                                                                  ------------
     Net assets, June 30,1995.................................................................    $112,809,665
                                                                                                  ============

Net asset value per share.....................................................................    $   1,068.11
                                                                                                  ============

Total shares outstanding at end of period.....................................................         105,616
-------------------------------------------------------------------------------------------------------------------


See Notes to Financial Statements.

THE BFM INSTITUTIONAL TRUST INC.
THE MULTI-SECTOR MORTGAGE SECURITIES PORTFOLIO III
STATEMENT OF OPERATIONS
FOR THE PERIOD OCTOBER 4, 1994* THROUGH JUNE 30, 1995

---------------------------------------------------------------------------------------------------------------
NET INVESTMENT INCOME
Income
    Interest (including discount accretion of $111,768)........................................    $ 6,000,734
                                                                                                   -----------

Expenses
    Investment advisory........................................................................        189,677
    Custodian..................................................................................         41,989
    Registration...............................................................................         34,574
    Administration.............................................................................         32,948
    Audit......................................................................................         14,333
    Legal......................................................................................          9,555
    Transfer agent.............................................................................          2,500
    Directors..................................................................................          1,970
    Miscellaneous..............................................................................         10,320
                                                                                                   -----------
       Total expenses..........................................................................        337,866

       Expenses waived by the Adviser (Note 2).................................................        (56,269)
                                                                                                   -----------
       Net expenses............................................................................        281,597
                                                                                                   -----------
    Net investment income......................................................................      5,719,137
                                                                                                   -----------

REALIZED AND UNREALIZED GAIN (LOSS)
    ON INVESTMENTS (NOTE 3)
Net realized gain on:
       Investments.............................................................................      2,332,081
       Futures.................................................................................      1,236,891
                                                                                                   -----------
       Net realized gain.......................................................................      3,568,972
                                                                                                   -----------
Net unrealized appreciation (depreciation) on:
       Investments.............................................................................      3,714,505
       Futures.................................................................................       (217,949)
                                                                                                   -----------
       Net unrealized appreciation on investments..............................................      3,496,556
                                                                                                   -----------
Net gain on investments........................................................................      7,065,528
                                                                                                   -----------

NET INCREASE IN NET ASSETS
RESULTING FROM OPERATIONS......................................................................    $12,784,665
                                                                                                   ===========

---------------------------------------------------------------------------------------------------------------


* Commencement of operations.


See Notes to Financial Statements.

THE BFM INSTITUTIONAL TRUST INC.
THE MULTI-SECTOR MORTGAGE SECURITIES PORTFOLIO III
STATEMENT OF CASH FLOWS
FOR THE PERIOD OCTOBER 4, 1994* THROUGH JUNE 30, 1995

------------------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN CASH
Cash flows used for operating activities:
    Interest received ................................................                  $   5,123,709
    Expenses paid ....................................................                       (195,865)
    Variation margin paid.............................................                       (301,480)
    Purchase of short-term portfolio
       investments, net ..............................................                     (6,300,000)
    Gain/loss on closed futures contracts ............................                      1,236,891
    Purchase of long-term portfolio investments ......................                   (278,912,706)
    Proceeds from disposition of long-term
       portfolio investments..........................................                    179,366,567
                                                                                        -------------
    Net cash flows used for operating activities .....................                    (99,982,884)
                                                                                        -------------
Cash flows provided by financing activities:
    Dividends paid (excluding reinvestment of dividends
       of $5,719,137).................................................                              0
    Proceeds from Trust shares sold ..................................                    100,000,000
                                                                                        -------------
       Net cash flows provided by financing activities ...............                    100,000,000
                                                                                        -------------
Net increase in cash .................................................                         17,116
Cash at beginning of period...........................................                         25,000
                                                                                        -------------
Cash at end of period ................................................                  $      42,116
                                                                                        =============

RECONCILIATION OF NET INCREASE
IN NET ASSETS RESULTING FROM OPERATIONS
TO NET CASH FLOWS USED FOR
OPERATING ACTIVITIES
Net increase in net assets resulting from operations .................                  $  12,784,665
                                                                                        -------------
Increase in investments ..............................................                   (109,040,570)
Net realized gain ....................................................                     (3,568,972)
Increase in unrealized appreciation ..................................                     (3,496,556)
Increase in receivable for investments sold ..........................                         (2,683)
Increase in interest receivable ......................................                       (765,887)
Increase in margin variation on futures ..............................                        (83,531)
Increase in other assets .............................................                            (97)
Increase in payable for investments purchased ........................                      4,105,014
Increase in accrued expenses and other liabilities....................                         85,733
                                                                                        -------------
    Total adjustments ................................................                   (112,767,549)
                                                                                        -------------

Net cash flows used for operating activities .........................                  $ (99,982,884)
                                                                                        =============

------------------------------------------------------------------------------------------------------


* Commencement of operations.


See Notes to Financial Statements.

THE BFM INSTITUTIONAL TRUST INC.
THE MULTI-SECTOR MORTGAGE SECURITIES PORTFOLIO III
STATEMENT OF CHANGES IN NET ASSETS
FOR THE PERIOD OCTOBER 4, 1994* THROUGH JUNE 30, 1995

-------------------------------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN NET ASSETS
Operations:

    Net investment income.....................................................................    $  5,719,137

    Net realized gain on investments..........................................................       3,568,972

    Net unrealized appreciation
       on investments.........................................................................       3,496,556
                                                                                                  ------------

    Net increase in net assets resulting
       from operations........................................................................      12,784,665
                                                                                                  ------------

Dividends from net investment income..........................................................      (5,719,137)
                                                                                                  ------------

Capital share transactions:

       Proceeds from shares subscribed........................................................     100,000,000
       Net asset value of shares issued in
         reinvestment of dividends............................................................       5,719,137
                                                                                                  ------------

       Increase in net assets from capital
         share transactions...................................................................     105,719,137
                                                                                                  ------------

    Net increase..............................................................................     112,784,665

NET ASSETS

Beginning of period...........................................................................          25,000
                                                                                                  ------------

End of period.................................................................................    $112,809,665
                                                                                                  ============

-------------------------------------------------------------------------------------------------------------------


* Commencement of operations.


See Notes to Financial Statements.

THE BFM INSTITUTIONAL TRUST INC.
THE MULTI-SECTOR MORTGAGE SECURITIES PORTFOLIO III
FINANCIAL HIGHLIGHTS
FOR THE PERIOD OCTOBER 6, 1994* THROUGH JUNE 30, 1995

--------------------------------------------------------------------------------------------------------
PER SHARE OPERATING
   PERFORMANCE:
Net asset value, beginning of period............................................           $1,000.00
                                                                                           ---------
   Net investment income (a)....................................................               55.81
   Net realized and unrealized gain on investments..............................               68.11
                                                                                           ---------
Net increase from investment operations.........................................              123.92
                                                                                           ---------
Dividends from net investment income............................................              (55.81)
                                                                                           ---------
Net asset value, end of period..................................................           $1,068.11
                                                                                           =========

TOTAL INVESTMENT RETURN (b).....................................................              12.78%

RATIOS TO AVERAGE NET ASSETS:
Expenses (a)....................................................................               0.37% (c)
Net investment income (a).......................................................               7.54% (c)

SUPPLEMENTAL DATA:
Average net assets (in thousands) ..............................................            $103,332
Portfolio turnover .............................................................                215%
Net assets, end of period (in thousands)........................................            $112,810

--------------------------------------------------------------------------------------------------------


 *   Commencement of investment operations.
(a) For the period ended June 30, 1995, the Adviser waived expenses amounting to $56,269. Net investment income before waiver of fees would have been $55.28 on a per share basis and the ratio of net operating expenses to average net assets and the ratio of net investment income to average net assets would have been 0.45% and 7.46%, respectively.
(b) Total investment return is calculated assuming a purchase of common stock at net asset value per share on the first day and a sale at net asset value per share on the last day of the period reported. Dividends are assumed, for purposes of this calculation, to be reinvested at the net asset value per share on the payment date.
(c)  Annualized.


     Contained above is audited operating performance based on an average share of common stock outstanding, total investment return, ratios to average net assets and other supplemental data, for each of the periods indicated. This information has been determined based upon financial information provided in the financial statements.


See Notes to Financial Statements.

THE BFM INSTITUTIONAL TRUST INC.
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

NOTE 1.       ORGANIZATION AND ACCOUNTING POLICIES

     The BFM Institutional Trust Inc. (the "Trust") is a no-load, open-end management investment company organized as a Maryland corporation. The Articles of Incorporation permit the Board of Directors to create an unlimited number of series (or "Portfolios"), each of which issues a separate class of shares and has its own investment objective and policies. The Trust was formed on November 27, 1991 and had no operations through June 18, 1992 other than those related to organizational matters and the sale and issuance of 10,000 shares of The Short Duration Portfolio to BlackRock Financial Management Inc. ( the "Adviser") for $100,000 on June 18, 1992. The Multi-Sector Mortgage Securities Portfolio III (the "Portfolio") commenced investment operations on October 6, 1994. The Short Duration Portfolio and The Core Fixed Income Portfolio commenced investment operations on July 17, 1992 and December 9, 1992, respectively.

     As of June 30, 1995, 99.98% of the shares of capital stock of the Portfolio are owned by Ameritech Pension/VEBA Trust.

     The following is a summary of significant accounting policies followed by the Trust.


SECURITIES VALUATION: The Trust values mortgage-backed, asset-backed and other debt securities on the basis of current market quotations provided by dealers or pricing services approved by the Trust's Board of Directors. In determining the value of a particular security, pricing services may use certain information with respect to transactions in such securities, quotations from dealers, market transactions in comparable securities, various relationships observed in the market between securities, and calculated yield measures based on valuation technology commonly employed in the market for such securities. Exchange-traded options are valued at their last sales price as of the close of options trading on the applicable exchanges. In the absence of a last sale, options are valued at the average of the quoted bid and asked prices as of the close of business. A futures contract is valued at the last sale price as of the close of the commodities exchange on which it trades unless the Trust's Board of Directors determine that such price does not reflect its fair value, in which case it will be valued at its fair value as determined by the Trust's Board of Directors. Any securities or other assets for which such current market quotations are not readily available are valued at fair value as determined in good faith under procedures established by and under the general supervision and responsibility of the Trust's Board of Directors.

     Short-term securities which mature in more than 60 days are valued at current market quotations. Short-term securities which mature in 60 days or less are valued at amortized cost, if their term to maturity from date of purchase was 60 days or less, or by amortizing their value on the 61st day prior to maturity, if their original term to maturity from date of purchase exceeded 60 days.

     In connection with transactions in repurchase agreements, the Trust's custodian takes possession of the underlying collateral securities, the value of which at least equals the principal amount of the repurchase transaction, including accrued interest. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market on a daily basis to ensure the adequacy of the collateral. If the seller defaults and the value of the collateral declines or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Trust may be delayed or limited.


OPTION SELLING/PURCHASING: When the Trust sells or purchases an option, an amount equal to the premium received or paid by the Trust is recorded as a liability or an asset and is subsequently adjusted to the current market value of the option written or purchased. Premiums received or paid from writing or purchasing options which expire unexercised are treated by the Trust on the expiration date as realized gains or losses. The difference between the premium and the amount paid or received on effecting a closing purchase or sale transaction, including brokerage commissions, is also treated as a realized gain or loss. If an option is exercised, the premium paid or received is added to the proceeds from the sale or cost of the purchase in determining whether the Trust has realized a gain or a loss on investment transactions. The Trust, as writer of an option, may have no control over whether the underlying securities may be sold (call) or purchased (put) and as a result bears the market risk of an unfavorable change in the price of the security underlying the written option.

     Options, when used by the Trust, help in maintaining a targeted duration. Duration is a measure of the price sensitivity of a security or a portfolio to relative changes in interest rates. For instance, a duration of "one" means that a portfolio's or a security's price would be expected to change by approximately one percent with a one percent change in interest rates, while a duration of five would imply that the price would move approximately five percent in relation to a one percent change in interest rates.

     Option selling and purchasing is used by the Trust to effectively "hedge" more volatile positions so that changes in interest rates do not change the duration of the portfolio unexpectedly. In general, the Trust uses options to hedge a long or short position or an overall portfolio that is longer or shorter than the benchmark security. A call option gives the purchaser of the option the right (but not obligation) to buy, and obligates the seller to sell (when the option is exercised), the underlying position at the exercise price at any time or at a specified time during the option period. A put option gives the holder the right to sell and obligates the writer to buy, the underlying position at the exercise price at any time or at a specified time during the option period. Put options can be purchased to effectively hedge a position or a portfolio against price declines if a portfolio is long. In the same sense, call options can be purchased to hedge a portfolio that is shorter than its benchmark against price changes. The Trust can also sell (or write) covered call options and put options to hedge portfolio positions.

     The main risk that is associated with purchasing options is that the option expires without being exercised. In this case, the option expires worthless and the premium paid for the option is considered the loss. The risk associated with writing call options is that the Trust may forego the opportunity for a profit if the market value of the underlying position increases and the option is exercised. The risk in writing put options is that the Trust may incur a loss if the market value of the underlying position decreases and the option is exercised. In addition, as with futures contracts, the Trust risks not being able to enter into a closing transaction for the written option as the result of an illiquid market.


FINANCIAL FUTURES CONTRACTS: A futures contract is an agreement between two parties to buy or sell a financial instrument for a set price on a future date. Initial margin deposits are made upon entering into futures contracts and can be either cash or securities. During the period that the futures contract is open, changes in the value of the contract are recognized as unrealized gains or losses by "marking-to-market" on a daily basis to reflect the market value of the contract at the end of each day's trading. Variation margin payments are made or received, depending upon whether unrealized gains or losses are incurred. When the contract is closed, the Trust records a realized gain or loss equal to the difference between the proceeds from (or cost of) the closing transaction and the Trust's basis in the contract.

     Financial futures contracts, when used by the Trust, to help in maintaining a targeted duration. Futures contracts can be sold to effectively shorten an otherwise longer duration portfolio. Duration is a measure of the price sensitivity of a security or a portfolio to relative changes in interest rates. For instance, a duration of "one" means that a portfolio's or a security's price would be expected to change by approximately one percent with a one percent change in interest rates, while a duration of "five" would imply that the price would move approximately five percent in relation to a one percent change in interest rates. In the same sense, futures contracts can be purchased to lengthen a portfolio that is shorter than its duration target. Thus, by buying or selling futures contracts, the Trust can effectively "hedge" more volatile positions so that changes in interest do not change the duration of the portfolio unexpectedly.

     The Trust may invest in financial futures contracts primarily for the purpose of hedging its existing portfolio securities or securities the Trust intends to purchase against fluctuations in value caused by changes in prevailing market interest rates, or for risk management, duration management or other portfolio management purposes. Should interest rates move unexpectedly, the Trust may not achieve the anticipated benefits of the financial futures contracts and may realize a loss. The use of futures transactions involves the risk of imperfect correlation in movements in the price of futures contracts, interest rates and the underlying hedged assets. The Trust is also at risk of not being able to enter into a closing transaction for the futures contract because of an illiquid secondary market. In addition, since futures are used to shorten or lengthen a portfolio's duration, there is a risk that the portfolio may have temporarily performed better without the hedge or that the Trust may lose the opportunity to realize appreciation in the market price of the underlying positions.


SECURITY TRANSACTIONS AND INVESTMENT INCOME: Securities transactions are recorded on the trade date. Realized and unrealized gains and losses are calculated on the identified cost basis. Interest income is recorded on the accrual basis and the Trust accretes premium or amortizes discount on securities purchased using the interest method.

TAXES: It is the Trust's intention to continue to meet the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to shareholders.
Therefore, no federal income or excise tax provision is required.


DIVIDENDS AND DISTRIBUTIONS: The Trust declares dividends daily and pays dividends and distributions monthly first from net investment income, then from net realized short-term capital gains and other sources, if necessary. Net long-term capital gains, if any, in excess of loss carryforwards are distributed at least annually. Dividends and distributions are recorded on the ex-dividend date. Income distributions and capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for mortgage-backed securities.


NOTE 2.       AGREEMENTS

     The Trust has an Investment Advisory Agreement with the Adviser which provides that the Portfolio will pay to the Adviser for its services a monthly fee in an amount equal to .25% of average daily net assets on an annualized basis. The Adviser has agreed to waive a portion of its advisory fee from the Portfolio to the extent that the expenses of the Portfolio exceed .37% of average daily net assets. For the period ended June 30, 1995, the Adviser reimbursed expenses of $56,269 from the Portfolio. The Trust has also entered into an Administration Agreement with State Street Bank and Trust Company ("State Street"). State Street will receive an annual fee equal to .04% of the Portfolio's average daily net asset value.

     Pursuant to the agreements, the Adviser provides continuous supervision of the investment portfolio and pays the compensation of officers of the Trust, who are affiliated persons of the Adviser. State Street pays occupancy and certain clerical and accounting costs of the Trust. The Trust bears all other costs and expenses. The Adviser has agreed that, in any fiscal year, it will reimburse the Trust for expenses (including the fees of the Adviser but excluding taxes, interest, brokerage fees, commissions, litigation and indemnification expenses and other extraordinary expenses) that exceed the most restrictive expense limitation imposed by state securities commissions. The most restrictive expense limitation is 2 1/2% of the average value of the Trust's net assets during the year up to $30 million, 2% of the next $70 million of average net assets and 1 1/2% thereafter. Such expense reimbursement, if any, will be estimated and accrued daily. No expense reimbursement was required due to such limitation for the period ended June 30, 1995.

      The Trust has entered into a Distribution Agreement with Provident Distributors, Inc. (the "Distributor"). Pursuant to the terms of the Distribution Agreement, the Distributor serves as the principal underwriter and distributor of the Trust's shares, and in that capacity makes a continuous offering of the Trust's shares and bears the costs and expenses of printing and distributing any copies of any prospectuses and annual and interim reports for the Trust (after such items have been prepared and set in type) which are used in connection with the offering of shares to securities dealers or investors, and the cost and expenses of preparing, printing and distributing any other literature used by the Distributor or furnished by it for use by securities dealers in connection with the offering of the shares for sale to the public. There is no fee payable by the Trust pursuant to the Distribution Agreement, and there is no sales or redemption charge. The Distribution Agreement provides for indemnification by the Trust of the Distributor, its partners, employees, agents and affiliates for liabilities incurred by them in connection with their services to the Trust, subject to certain limitations and conditions. The continuance of the Distribution Agreement must be approved in the same manner as the Investment Advisory Agreement, and the Distribution Agreement will terminate automatically if assigned by either party thereto and is terminable with respect to any Portfolio at any time without penalty by the Rule 12b-1 Directors (as defined below) or by vote of a majority of the outstanding shares of the Portfolio (as such term is defined in the Investment Company Act) on not more than 60 days' nor less than 30 days' written notice to the Distributor and by the Distributor on like notice to the Trust.

      The Trust has adopted a Distribution and Stockholder Servicing Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act pursuant to which the Adviser is permitted to use a portion of the advisory fee it receives from the Trust to promote the distribution of the Trust's shares and to enhance the provision of stockholder services. The Plan was approved by a majority of
(i) the directors of the Trust and (ii) the directors of the Trust who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan (Rule 12b-1 Directors). The Plan permits the Adviser to pay fees to the Distributor. The Trust is not required or permitted under the Plan to make payments over and above the amount of the advisory fee to promote the sale of its shares; the Plan merely permits the reallocation of a portion of the advisory fee the Adviser receives to pay for distribution-related activities.

      From amounts received by it under the Plan, the Distributor is authorized to make payments to securities dealers with which the Distributor has entered into solicitation fee agreements. The Distributor may also use a portion of the fee it receives under the Plan to cover the Distributor's cost of marketing services and advertising on behalf of the Portfolios and to compensate institutions who perform support services that would otherwise be performed by the Trust or its agent. These support services may include providing such office space, equipment, telephone facilities and various personnel as may be necessary or beneficial to establish and maintain stockholders' accounts and records, process purchase and redemption transactions, answer routine client inquiries and provide such other services to the Trust as may reasonably be requested.

      The Plan will continue from year to year, provided that each such continuance is approved at least annually by a vote of the Board of Directors, including a majority vote of the Rule 12b-1 Directors, cast in person at a meeting called for the purpose of voting on such continuance. The Plan may be terminated with respect to any Portfolio at any time, without penalty, by the vote of a majority of the Rule 12b-1 Directors or by the vote of the holders of a majority of the outstanding shares of the Portfolio. The Plan may not be amended materially without the approval of the Board of Directors, including a majority of the Rule 12b-1 Directors, cast in person at a meeting called for that purpose. Any modification to the Plan which would materially increase the amount of money to be spent by a Portfolio must also be submitted to the stockholders of the Portfolio for approval.

     Certain directors of the Trust who are not interested parties are paid a fee for their services in the amount of $2,500 on an annual basis.

          On February 28, 1995, the Adviser was acquired by PNC Bank, NA. Following the acquisition, the Adviser has become a wholly-owned corporate subsidiary of PNC Asset Management Group, Inc., the holding company for PNC's asset management businesses. Additionally, on July 1, 1995, the transfer agent, custodial and administration function for Trust were assumed by PFPC (a wholly owned corporate subsidiary of PNC Bank, NA) and PNC Bank NA.

NOTE 3.       PORTFOLIO SECURITIES

         Purchases and sales of investment securities, other than short-term investments and dollar rolls, for the period from October 6, 1994 (commencement of investment operations) to June 30, 1995 were $282,858,655 and $179,295,235 respectively. The federal income tax bases of the investments of the Portfolio at June 30, 1995 was $112,407,036, and accordingly, as of June 30, 1995, net unrealized appreciation for Federal income tax purposes aggregated $3,699,062 of which $3,758,064 related to appreciated securities and $59,002 related to depreciated securities.

     During the period ended June 30, 1995, the Trust entered into financial futures contracts. Details of open contracts at June 30, 1995 are as follows:

   NUMBER OF                           EXPIRATION         VALUE AT          VALUE AT       UNREALIZED APPRECIATION/
   CONTRACTS          TYPE               DATE            TRADE DATE       JUNE 30, 1995          (DEPRECIATION)
   ----------         ----             ----------        ----------       -------------    ------------------------
                   SHORT POSITIONS:
                   30 yr.               December
        14         T-Bond                  1995          $1,597,322        $1,583,313               $14,009

                   10 yr.               September         1,217,840         1,211,031                 6,809
    11,000         T-Note                  1995

                   LONG POSITIONS:
                   30 yr.               September
       166         T-Bond                  1995          19,053,496        18,846,188              (207,308)

                   5 yr.                September
        94         T-Bond                  1995           9,772,750         9,747,359               (25,391)

                   2 yr.                September
         7         T-Note                  1995             757,474           751,406                (6,068)
                                                                                                  ---------
                                                                                                  $(217,949)
                                                                                                  =========

NOTE 4.       REVERSE REPURCHASE AGREEMENTS AND DOLLAR ROLLS

Reverse Repurchase Agreements: The Trust may enter into reverse repurchase agreements with qualified, third party broker-dealers as determined by and under the direction of the Trust's Board of Directors. Interest on the value of reverse repurchase agreements issued and outstanding will be based upon competitive market rates at the time of issuance. At the time the Trust enters into a reverse repurchase agreement, it will establish and maintain a segregated account with the lender containing liquid high grade securities having a value not less than the repurchase price, including accrued interest, of the reverse repurchase agreement. There were no reverse repurchase agreements during the period ended June 30, 1995.

Dollar Rolls: The Trust may enter into dollar rolls in which the Trust sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities on a specified future date. During the roll period the Trust forgoes principal and interest paid on the securities. The Trust will be compensated by the interest earned on the cash proceeds of the initial sale and by the lower repurchase price at the future date. There were no dollar roll transactions during the period ended June 30, 1995.

NOTE 5.       CAPITAL

     The Trust is authorized to issue 2 billion shares of $.0001 par value capital stock in one or more classes or series. The Portfolio is authorized to issue 1 million shares. Of the 105,616 shares of the Portfolio outstanding at June 30, 1995, the Adviser owned 25 shares. Transactions in shares were as follows:

                                                                                    OCTOBER 6, 1994*
                                                                                         THROUGH
                                                                                      JUNE 30, 1995
                                                                                      -------------
    Shares subscribed ..........................................................         100,000

    Shares issued in connection with
    the reinvestment of dividends ..............................................           5,591
                                                                                         -------
                                                                                         105,591

    Shares redeemed ............................................................               0
                                                                                         -------

    Net increase ...............................................................         105,591
                                                                                         =======

* Commencement of investment operations


NOTE 6.       DIVIDENDS

     Subsequent to June 30, 1995 the Board of Directors of the Trust declared a dividend from undistributed earnings of $676.106 per share, payable July 31, 1995 to shareholders of record on July 31, 1995.

-------------------------------------------------------------------------------
                         REPORT OF INDEPENDENT AUDITORS
-------------------------------------------------------------------------------


The Shareholders and Board of Directors of
The BFM Institutional Trust Inc.:

We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of The Multi-Sector Mortgage Securities Portfolio III of The BFM Institutional Trust Inc. as of June 30, 1995 and the related statements of operations, cash flows and changes in net assets for the period October 4, 1994 (commencement of operations) to June 30, 1995 and financial highlights for the period October 6, 1994 (commencement of investment operations) to June 30, 1995. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at June 30, 1995 by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of The Multi-Sector Mortgage Securities Portfolio III of The BFM Institutional Trust Inc. at June 30, 1995 and the results of its operations, its cash flows, the changes in its net assets and its financial highlights for the periods stated in conformity with generally accepted accounting principles.





Deloitte & Touche LLP

New York, New York
August 7, 1995

-------------------------------------------------------------------------------
                        THE BFM INSTITUTIONAL TRUST INC.

               THE MULTI-SECTOR MORTGAGE SECURITIES PORTFOLIO III

                             ADDITIONAL INFORMATION
-------------------------------------------------------------------------------

There have been no material changes in the Trust's investment objectives or policies that have not been approved by the shareholders, or to its charter or by-laws, or in the principal risk factors associated with investment in the Trust. There have been no changes in the persons who are primarily responsible for the day-to-day management of the Trust's portfolio.

At a Special Meeting of Trust Shareholders on February 15, 1995, the Shareholders approved the investment advisory agreement for the Portfolio with BlackRock Financial Management, Inc. The results of the voting is as follows:

                  VOTES                     VOTES                      VOTES
                   FOR                     AGAINST                    WITHHELD
                 101,092                     --                          --

-------------------------------------------------------------------------------
                        THE BFM INSTITUTIONAL TRUST INC.
                                    GLOSSARY
-------------------------------------------------------------------------------

ADJUSTABLE RATE                     Mortgage instruments with interest
MORTGAGE-BACKED                     rates that adjust at periodic intervals at a
SECURITIES                          fixed amount relative to the market levels
                                    of interest rates as reflected in
                                    (ARMS): specified indexes. ARMS are backed by mortgage loans secured by real property.

ASSET-BACKED SECURITIES:            Securities backed by various types of
                                    receivables such as automobile and credit card receivables.


COLLATERALIZED MORTGAGE             Mortgage-backed securities which separate
OBLIGATIONS (CMOS):                 mortgage pools into short-, medium-,
                                    and long-term securities with different
                                    priorities for receipt of principal and
                                    interest. Each class is paid a fixed or
                                    floating rate of interest at regular
                                    intervals. Also known as multiple-class
                                    mortgage pass-throughs.

DIVIDEND:                           This is income generated by securities in a
                                    portfolio and distributed to shareholders after the deduction of expenses. This Trust declares dividends daily and pays dividends on a monthly basis.

DIVIDEND REINVESTMENT:              Shareholders may elect to have all
                                    distributions of dividends and capital gains automatically reinvested into additional shares of the Trust.

FHA: Federal Housing Administration, a government agency that facilitates a secondary mortgage market by providing an agency that guarantees timely payment of interest and principal on mortgages.

FHLMC: Federal Home Loan Mortgage Corporation, a publicly owned, federally chartered corporation that facilitates a secondary mortgage market by purchasing mortgages from lenders such as savings institutions and reselling them to investors by means of mortgage-backed securities. Obligations of FHLMC are not guaranteed by the U.S. government, however; they are backed by FHLMC's authority to borrow from the U.S. government. Also known as Freddie Mac.

FNMA: Federal National Mortgage Association, a publicly owned, federally chartered corporation that facilitates a secondary mortgage market by purchasing mortgages from lenders such as savings institutions and reselling them to investors by means of mortgage-backed securities. Obligations of FNMA are not guaranteed by the U.S. government, however; they are backed by FNMA's authority to borrow from the U.S. government. Also known as Fannie Mae.

-------------------------------------------------------------------------------
                        THE BFM INSTITUTIONAL TRUST INC.
                                    GLOSSARY
-------------------------------------------------------------------------------

GNMA: Government National Mortgage Association, a government agency that facilitates a secondary mortgage market by providing an agency that guarantees timely payment of interest and principal on mortgages. GNMA's obligations are supported by the full faith and credit of the U.S. Treasury. Also known as Ginnie Mae.

GOVERNMENT SECURITIES:              Securities issued or guaranteed by the U.S.
                                    government, or one of its agencies or
                                    instrumentalities, such as GNMA (Government
                                    National Mortgage Association), FNMA
                                    (Federal National Mortgage Association) and
                                    FHLMC (Federal Home Loan Mortgage
                                    Corporation).

INTEREST-ONLY SECURITIES (I/O):     Mortgage securities that receive only the
                                    interest cash flows from an underlying pool of mortgage loans or underlying pass-through securities. Also known as a Strip.

MORTGAGE DOLLAR ROLLS:              A mortgage dollar roll is a transaction in
                                    which the Trust sells mortgage-backed
                                    securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (although not the same) securities on a specified future date.
                                    During the "roll" period, the Trust does not receive principal and interest payments on the securities, but is compensated for giving up these payments by the difference in the current sales price (for which the security is sold) and lower price that the Trust pays for the similar security at the end date as well as the interest earned on the cash proceeds of the initial sale.


MORTGAGE PASS-THROUGHS:             Mortgage-backed securities issued by Fannie
                                    Mae, Freddie Mac or Ginnie Mae.

MULTIPLE-CLASS PASS-THROUGHS:       See Collateralized Mortgage Obligations.

NET ASSET VALUE (NAV):              Net asset value is the total market value of
                                    all securities and other assets held by the Trust, plus income accrued on its investments, minus any liabilities including accrued expenses, divided by the total number of outstanding shares. It is the underlying value of a single share on a given day. Net asset value for the Trust is calculated daily and published in The New
                                    York Times and The Wall Street Journal.

OPEN-END FUND:                      Investment vehicle which continually offers
                                    its shares to the public at net asset value and redeems its shares anytime at the prevailing net asset value. The fund invests in a portfolio of securities in accordance with its stated investment objectives and policies.

-------------------------------------------------------------------------------
                        THE BFM INSTITUTIONAL TRUST INC.
                                    GLOSSARY
-------------------------------------------------------------------------------

PRINCIPAL-ONLY SECURITIES (P/O):    Mortgage securities that receive only the
                                    principal cash flows from an underlying pool of mortgage loans of underlying pass-through securities, also known as a strip.

PROJECT LOANS:                      Mortgages for multi-family, low- to
                                    middle-income housing.

REMIC: Real Estate Mortgage Investment Conduit, a multiple-class security backed by mortgage-backed securities or whole mortgage loans and formed as a trust, corporation, partnership, or segregated pool of assets that elects to be treated as a REMIC for federal tax purposes. Generally, Fannie Mae REMICs are formed as trusts and are backed by mortgage-backed securities.

REVERSE REPURCHASE AGREEMENTS:      In a reverse repurchase agreement, the Trust
                                    sells securities and agrees to repurchase them at a mutually agreed date and price.
                                    During this time, the Trust continues to receive the principal and interest payments from that security. At the end of the term, the Trust receives the same securities that were sold for the same initial dollar amount plus interest on the cash proceeds of the initial sale.

RESIDUALS:                          Securities issued in connection with
                                    collateralized mortgage obligations that generally represent the excess cash flow from the mortgage assets underlying the CMO after payment of principal and interest on the other CMO securities and related administrative expenses.

STRIPS: Arrangements in which a pool of assets is separated into two classes that receive different proportions of the interest and principal distribution from underlying mortgage-backed securities. IO's and PO's are examples of strips.

-------------------------------------------------------------------------------
                      BLACKROCK FINANCIAL MANAGEMENT, INC.
                           SUMMARY OF CLOSED-END FUNDS
-------------------------------------------------------------------------------

TAXABLE TRUSTS
---------------------------------------------------------------------------------------------------------------
                                                                                                       MATURITY
                                                                           STOCK SYMBOL                  DATE
PERPETUAL TRUSTS
The BlackRock Income Trust Inc. .........................................       BKT                      N/A
The BlackRock North American Government Income Trust Inc, ...............       BNA                      N/A

TERM TRUSTS
The BlackRock 1998 Term Trust Inc. ......................................       BBT                      12/98
The BlackRock 1999 Term Trust Inc. ......................................       BNN                      12/99
The BlackRock Target Term Trust Inc. ....................................       BTT                      12/00
The BlackRock 2001 Term Trust Inc. ......................................       BLK                      06/01
The BlackRock Strategic Term Trust Inc. .................................       BGT                      12/02
The BlackRock Investment Quality Term Trust Inc. ........................       BQT                      12/04
The BlackRock Advantage Term Trust Inc. .................................       BAT                      12/05
The BlackRock Broad Investment Grade 2009 Term Trust Inc. ...............       BCT                      12/09


TAX-EXEMPT TRUSTS
-------------------------------------------------------------------------------------------------------------------
                                                                                                       MATURITY
                                                                           STOCK SYMBOL                  DATE
PERPETUAL TRUSTS
The BlackRock Investment Quality Municipal Trust Inc. ...................       BKN                      N/A
The BlackRock California Investment Quality Municipal Trust Inc. ........       RAA                      N/A
The BlackRock Florida Investment Quality Municipal Trust.................       RFA                      N/A
The BlackRock New Jersey Investment Quality Municipal
    Trust Inc............................................................       RNJ                      N/A
The BlackRock New York Investment Quality Municipal
    Trust Inc............................................................       RNY                      N/A

TERM TRUSTS
The BlackRock Municipal Target Term Trust Inc. ..........................       BMN                      12/06
The BlackRock Insured Municipal 2008 Term Trust Inc. ....................       BRM                      12/08
The BlackRock California Insured Municipal 2008 Term
     Trust Inc. .........................................................       BFC                      12/08
The BlackRock Florida Insured Municipal 2008 Term Trust..................       BRF                      12/08
The BlackRock New York Insured Municipal 2008 Term
      Trust Inc. ........................................................       BLN                      12/08
The BlackRock Insured Municipal Term Trust Inc. .........................       BMT                      12/10


                        If would like further information
                              please call BlackRock
                           at (800) 227-7BFM (7236) or
                      consult with your financial advisor.

-------------------------------------------------------------------------------
                      BLACKROCK FINANCIAL MANAGEMENT, INC.
                                   AN OVERVIEW
-------------------------------------------------------------------------------

       BlackRock Financial Management, Inc. (BlackRock), is a registered investment adviser which specializes in managing high quality fixed income securities, both taxable and tax-exempt. BlackRock currently manages over $32 billion of assets in 80 portfolios of government, mortgage, corporate and municipal securities. These assets are managed on behalf of many individual investors in twenty-one closed-end funds and four open-end funds and on behalf of more than 80 institutional clients in the United States and overseas. BlackRock's institutional investor base includes Chrysler Corporation Master Retirement Trust, General Retirement System of the City of Detroit, State Treasurer of Florida, Ford Motor Company Pension Plan, General Electric Pension Trust and Unisys Corporation Master Trust.

       BlackRock was formed in April 1988 by fixed income professionals who sought to create an asset management firm specializing in managing fixed income securities for individual and institutional investors. The professionals at BlackRock have extensive experience creating, analyzing and trading a variety of fixed income instruments, including the most complex structured securities. In fact, individuals at BlackRock are responsible for many of the major innovations in the mortgage-backed and asset-backed securities markets, including the creation of the CMO, the floating rate CMO, the senior/subordinated pass-through and the multi-class asset-backed security.

       BlackRock is unique among asset management and advisory firms in the significant emphasis it places on the development of proprietary analytical capabilities. A quarter of the professionals at BlackRock work full-time in the design, maintenance and use of such systems which are otherwise not generally available to investors. BlackRock's proprietary analytical tools are used for evaluating, investing in and designing investment strategies and portfolios of fixed income securities, including mortgage securities, corporate debt securities or tax-exempt securities and a variety of hedging instruments.

       BlackRock has developed investment products which respond to investors' needs and has been responsible for several major innovations in closed-end funds. BlackRock introduced the first closed-end mortgage fund, the first taxable and tax-exempt closed-end funds to offer a finite term, the first closed-end fund to achieve a AAAf rating by Standard & Poor's, and the first closed-end fund to invest primarily in North American Government securities. BlackRock's closed-end funds currently have dividend reinvestment plans which are designed to provide an ongoing source of demand for the stock in the secondary market. BlackRock manages a ladder of alternative investment vehicles, with each fund having specific investment objectives and policies.

       In view of our continued desire to provide a high level of service to all our shareholders, BlackRock maintains a toll-free number for your questions. The number is (800) 227-7BFM (7236). We encourage you to call us with any questions you may have about your BlackRock funds and thank you for the continued trust you place in our abilities.

DIRECTORS
Kent Dixon
Frank J. Fabozzi
James Grosfeld

OFFICERS
James Grosfeld, President
Frank J. Fabozzi, Vice President
Kent Dixon, Treasurer and Secretary

INVESTMENT ADVISER
BlackRock Financial Management, Inc.
345 Park Avenue
New York, NY  10154
(800) 227-7BFM

ADMINISTRATOR, CUSTODIAN AND TRANSFER AGENT
PFPC Inc.
400 Bellevue Parkway
Wilmington, DE  19809


INDEPENDENT AUDITORS
Deloitte & Touche LLP
Two World Financial Center
New York, NY  10281-1434

LEGAL COUNSEL
Skadden, Arps, Slate, Meagher & Flom
919 Third Avenue
New York, NY  10022






This report is for shareholder information. This is not a prospectus intended for use in the purchase or sale of Trust shares.

THE BFM INSTITUTIONAL TRUST INC.
PFPC  Inc.
400 Bellevue Parkway
Wilmington, DE  19809
(800) 227-7BFM